=============================================================================


                      BALLY'S HEALTH & TENNIS CORPORATION,
                                                  Issuer,

                                      and

                          AMALGAMATED BANK OF CHICAGO,
                                                 Trustee

                            --------------------------



                                   INDENTURE

                          Dated as of January 15, 1993


                            --------------------------

                         13% Senior Subordinated Notes

                                    due 2003


=============================================================================

               Reconciliation and tie between Trust Indenture Act
              of 1939 and Indenture, dated as of January 15, 1993*
              ----------------------------------------------------

Trust Indenture                           Indenture
  Act Section                              Section
- ---------------                           ---------
Section 310(a)(1)    ....................  608
           (a)(2)    ....................  608
           (b)       ....................  607, 609
Section 312(c)       ....................  701
Section 314(a)       ....................  703
           (a)(4)    .................... 1018
           (c)(1)    ....................  103
           (c)(2)    ....................  103
           (e)       ....................  103
Section 315(b)       ....................  601
Section 316(a)(last
        sentence)    ....................  101 ("Outstanding")
           (a)(1)(A) ....................  502, 512
           (a)(1)(B) ....................  513
           (b)       ....................  508
           (c)       ....................  105
Section 317(a)(1)    ....................  503
           (a)(2)    ....................  504
Section 318(a)       ....................  108

- -----------------
* This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.


                               TABLE OF CONTENTS
                               -----------------
                                                        PAGE
                                                        ----
Parties . . . . . . . . . . . . . . . . . . . . . . . .    1
Recitals  . . . . . . . . . . . . . . . . . . . . . . .    1

                                  ARTICLE ONE

                        Definitions and Other Provisions of
                                General Application

Section 101.   Definitions  . . . . . . . . . . . . . .    1
               Acquired Indebtedness  . . . . . . . . .    2
               Affiliate  . . . . . . . . . . . . . . .    2
               Asset Sale . . . . . . . . . . . . . . .    3
               Average Life to Stated
                 Maturity . . . . . . . . . . . . . . .    3
               Bally  . . . . . . . . . . . . . . . . .    3
               Bank Agent . . . . . . . . . . . . . . .    3
               Board of Directors . . . . . . . . . . .    3
               Board Resolution . . . . . . . . . . . .    3
               Business Day . . . . . . . . . . . . . .    4
               Capital Lease Obligation . . . . . . . .    4
               Capital Stock  . . . . . . . . . . . . .    4
               Cash EBITDA  . . . . . . . . . . . . . .    4
               Change in Control  . . . . . . . . . . .    4
               Commission . . . . . . . . . . . . . . .    5
               Company  . . . . . . . . . . . . . . . .    5
               Company Request; Company Order . . . . .    5
               Consolidated Fixed Charge
                 Coverage Ratio . . . . . . . . . . . .    6
               Consolidated Interest Expense  . . . . .    6
               Consolidated Net Income  . . . . . . . .    6
               Consolidated Net Worth . . . . . . . . .    7
               Consolidated Rental Payments . . . . . .    7
               Contract Receivables . . . . . . . . . .    7
               Corporate Trust Office . . . . . . . . .    7
               Corporation  . . . . . . . . . . . . . .    8
               Credit Documents . . . . . . . . . . . .    8


- -------------------------
Note: This table of contents shall not, for any purpose, be deemed to be a part of this Indenture.

                                                        PAGE
                                                        ----

               Currency Agreement . . . . . . . . . . .    8
               Default  . . . . . . . . . . . . . . . .    8
               Deferred Revenues  . . . . . . . . . . .    8
               Event of Default . . . . . . . . . . . .    8
               Exchange Act . . . . . . . . . . . . . .    8
               Fair Market Value  . . . . . . . . . . .    8
               Federal Bankruptcy Code  . . . . . . . .    8
               Generally Accepted Accounting
                 Principles; GAAP . . . . . . . . . . .    8
               Guaranty . . . . . . . . . . . . . . . .    9
               Holder . . . . . . . . . . . . . . . . .    9
               Indebtedness . . . . . . . . . . . . . .    9
               Indenture  . . . . . . . . . . . . . . .   10
               Intercompany Agreement . . . . . . . . .   10
               Intercompany Debt Obligations  . . . . .   10
               Interest Payment Date  . . . . . . . . .   10
               Interest Swap Obligations  . . . . . . .   10
               Investment . . . . . . . . . . . . . . .   10
               Lien . . . . . . . . . . . . . . . . . .   11
               Master Agreement . . . . . . . . . . . .   11
               Material Subsidiary  . . . . . . . . . .   11
               Maturity . . . . . . . . . . . . . . . .   11
               Moody's  . . . . . . . . . . . . . . . .   11
               Net Proceeds . . . . . . . . . . . . . .   11
               1993 Credit Agreement  . . . . . . . . .   11
               Officers' Certificate  . . . . . . . . .   12
               Opinion of Counsel . . . . . . . . . . .   12
               Outstanding  . . . . . . . . . . . . . .   12
               Paying Agent . . . . . . . . . . . . . .   13
               Permitted Indebtedness . . . . . . . . .   13
               Permitted Investment . . . . . . . . . .   16
               Permitted Joint Venture  . . . . . . . .   17
               Permitted Joint Venture
                 Subsidiary . . . . . . . . . . . . . .   18
               Permitted Liens  . . . . . . . . . . . .   18
               Person . . . . . . . . . . . . . . . . .   18
               Predecessor Security . . . . . . . . . .   19
               Preferred Stock  . . . . . . . . . . . .   19
               Redeemable Capital Stock . . . . . . . .   19
               Redemption Date  . . . . . . . . . . . .   19
               Redemption Price . . . . . . . . . . . .   19
               Registration Statement . . . . . . . . .   19
               Regular Record Date  . . . . . . . . . .   19
               Representative . . . . . . . . . . . . .   20
               Responsible Officer  . . . . . . . . . .   20

                                                        PAGE
                                                        ----

               Restricted Payments  . . . . . . . . . .   20
               Security; Securities . . . . . . . . . .   20
               Senior Indebtedness  . . . . . . . . . .   20
               Special Record Date  . . . . . . . . . .   21
               Specified Senior Indebtedness  . . . . .   21
               Specified Subsidiary . . . . . . . . . .   22
               Standard & Poor's  . . . . . . . . . . .   22
               Stated Maturity  . . . . . . . . . . . .   22
               Subordinated Indebtedness  . . . . . . .   22
               Subsidiary . . . . . . . . . . . . . . .   22
               Transferred Assets . . . . . . . . . . .   22
               Trust Indenture Act  . . . . . . . . . .   23
               Trustee  . . . . . . . . . . . . . . . .   23
               Voting Stock . . . . . . . . . . . . . .   23
Section 102.   Other Definitions  . . . . . . . . . . .   23
Section 103.   Compliance Certificates and
                 Opinions . . . . . . . . . . . . . . .   24
Section 104.   Form of Documents Delivered to
                 Trustee  . . . . . . . . . . . . . . .   25
Section 105.   Acts of Holders  . . . . . . . . . . . .   25
Section 106.   Notices, etc., to Trustee and
                 Company  . . . . . . . . . . . . . . .   27
Section 107.   Notice to Holders; Waiver  . . . . . . .   27
Section 108.   Conflict of Any Provision of
                 Indenture with Trust
                 Indenture Act  . . . . . . . . . . . .   28
Section 109.   Effect of Headings and Table
                 of Contents  . . . . . . . . . . . . .   28
Section 110.   Successors and Assigns . . . . . . . . .   29
Section 111.   Separability Clause  . . . . . . . . . .   29
Section 112.   Benefits of Indenture  . . . . . . . . .   29
Section 113.   Governing Law  . . . . . . . . . . . . .   29
Section 114.   Legal Holidays . . . . . . . . . . . . .   29
Section 115.   No Recourse against Others . . . . . . .   30

                                ARTICLE TWO

                               Security Forms

Section 201.   Forms Generally  . . . . . . . . . . . .   30
Section 202.   Form of Face of Security . . . . . . . .   31
Section 203.   Form of Reverse of Security  . . . . . .   32
Section 204.   Form of Trustee's Certificate
                 of Authentication  . . . . . . . . . .   36

                              ARTICLE THREE

                             The Securities

Section 301.   Title and Terms  . . . . . . . . . . . .   37
Section 302.   Denominations  . . . . . . . . . . . . .   37
Section 303.   Execution, Authentication,
                 Delivery and Dating  . . . . . . . . .   38
Section 304.   Temporary Securities . . . . . . . . . .   39
Section 305.   Registration, Registration of
                 Transfer and Exchange  . . . . . . . .   40
Section 306.   Mutilated, Destroyed, Lost and
                 Stolen Securities  . . . . . . . . . .   41
Section 307.   Payment of Interest; Interest
                 Rights Preserved . . . . . . . . . . .   42
Section 308.   Persons Deemed Owners  . . . . . . . . .   44
Section 309.   Cancellation . . . . . . . . . . . . . .   44
Section 310.   Computation of Interest  . . . . . . . .   44

                                ARTICLE FOUR

                        Satisfaction and Discharge

Section 401.   Satisfaction and Discharge of
                 Indenture  . . . . . . . . . . . . . .   45
Section 402.   Application of Trust Money . . . . . . .   46

                              ARTICLE FIVE

                                Remedies

Section 501.   Events of Default  . . . . . . . . . . .   47
Section 502.   Acceleration of Maturity;
                 Rescission . . . . . . . . . . . . . .   50
Section 503.   Collection of Indebtedness and
                 Suits for Enforcement by
                 Trustee  . . . . . . . . . . . . . . .   51
Section 504.   Trustee May File Proofs of
                 Claim  . . . . . . . . . . . . . . . .   52
Section 505.   Trustee May Enforce Claims
                 without Possession of
                 Securities . . . . . . . . . . . . . .   53
Section 506.   Application of Money Collected . . . . .   53

                                                        PAGE
                                                        ----

Section 507.   Limitation on Suits  . . . . . . . . . .   53
Section 508.   Unconditional Right of Holders
                 to Receive Principal,
                 Premium and Interest . . . . . . . . .   54
Section 509.   Restoration of Rights and
                 Remedies . . . . . . . . . . . . . . .   55
Section 510.   Rights and Remedies Cumulative . . . . .   55
Section 511.   Delay or Omission Not Waiver . . . . . .   55
Section 512.   Control by Holders . . . . . . . . . . .   55
Section 513.   Waiver of Past Defaults  . . . . . . . .   56
Section 514.   Undertaking for Costs  . . . . . . . . .   56
Section 515.   Waiver of Stay, Extension or
                 Usury Laws . . . . . . . . . . . . . .   57

                                ARTICLE SIX

                                The Trustee

Section 601.   Notice of Defaults . . . . . . . . . . .   57
Section 602.   Certain Rights of Trustee  . . . . . . .   58
Section 603.   Not Responsible for Recitals
                 or Issuance of Securities  . . . . . .   59
Section 604.   May Hold Securities  . . . . . . . . . .   60
Section 605.   Money Held in Trust  . . . . . . . . . .   60
Section 606.   Compensation and Reimbursement . . . . .   60
Section 607.   Conflicting Interests  . . . . . . . . .   61
Section 608.   Corporate Trustee Required;
                 Eligibility  . . . . . . . . . . . . .   61
Section 609.   Resignation and Removal;
                 Appointment of Successor . . . . . . .   62
Section 610.   Acceptance of Appointment by
                 Successor  . . . . . . . . . . . . . .   63
Section 611.   Merger, Conversion,
                 Consolidation or Succession
                 to Business  . . . . . . . . . . . . .   64
Section 612.   Preferential Collection of
                 Claims against Company . . . . . . . .   64

                                                        PAGE
                                                        ----

                                ARTICLE SEVEN

                        Holders' Lists and Reports by
                             Trustee and Company

Section 701.   Disclosure of Names and
                Addresses of Holders  . . . . . . . . .   65
Section 702.   Reports by Trustee . . . . . . . . . . .   65
Section 703.   Reports by Company . . . . . . . . . . .   65

                                ARTICLE EIGHT

                        Consolidation, Merger, Conveyance,
                                Transfer or Lease

Section 801.   Company May Consolidate, etc.,
                 Only on Certain Terms  . . . . . . . .   66
Section 802.   Successor Substituted  . . . . . . . . .   68

                                ARTICLE NINE

                        Supplemental Indentures

Section 901.   Supplemental Indentures
                 without Consent of Holders . . . . . .   68
Section 902.   Supplemental Indentures with
                 Consent of Holders . . . . . . . . . .   69
Section 903.   Execution of Supplemental
                 Indentures . . . . . . . . . . . . . .   70
Section 904.   Effect of Supplemental
                 Indentures . . . . . . . . . . . . . .   70
Section 905.   Conformity with Trust
                 Indenture Act  . . . . . . . . . . . .   71
Section 906.   Reference in Securities to
                 Supplemental Indentures  . . . . . . .   71

                                                        PAGE
                                                        ----
                                ARTICLE TEN

                                Covenants

Section 1001.  Payment of Principal, Premium
                 and Interest . . . . . . . . . . . . .   71
Section 1002.  Maintenance of Office or
                 Agency . . . . . . . . . . . . . . . .   71
Section 1003.  Money for Security Payments to
                 Be Held in Trust . . . . . . . . . . .   72
Section 1004.  Corporate Existence  . . . . . . . . . .   74
Section 1005.  Payment of Taxes and Other
                 Claims . . . . . . . . . . . . . . . .   74
Section 1006.  Maintenance of Properties  . . . . . . .   75
Section 1007.  Limitation on Indebtedness . . . . . . .   75
Section 1008.  Limitation on Restricted
                 Payments . . . . . . . . . . . . . . .   76
Section 1009.  Limitation on Transactions
                 with Affiliates  . . . . . . . . . . .   80
Section 1010.  Limitation on Liens Securing
                 Subordinated Indebtedness  . . . . . .   81
Section 1011.  Limitation on Other Senior
                 Subordinated Indebtedness  . . . . . .   82
Section 1012.  Restriction on Preferred Stock
                 of Subsidiaries  . . . . . . . . . . .   82
Section 1013.  Limitation on Dividends and
                 Other Payment Restrictions
                 Affecting Subsidiaries . . . . . . . .   82
Section 1014.  Maintenance of Consolidated
                 Net Worth  . . . . . . . . . . . . . .   83
Section 1015.  Change in Control  . . . . . . . . . . .   87
Section 1016.  Limitation on Use of Proceeds
                 from Asset Sales . . . . . . . . . . .   88
Section 1017.  Compliance with Securities
                 Laws upon Purchase of
                 Securities . . . . . . . . . . . . . .   93
Section 1018.  Statement as to Compliance;
                 Notice of Default; Provision
                 of Financial Statements  . . . . . . .   93
Section 1019.  Waiver of Certain Covenants  . . . . . .   95
Section 1020.  Limitation on Joint Ventures . . . . . .   95

                                                       PAGE
                                                       ----

                                ARTICLE ELEVEN

                           Redemption of Securities

Section 1101.  Right of Redemption  . . . . . . . . . .   96
Section 1102.  Applicability of Article . . . . . . . .   96
Section 1103.  Election to Redeem; Notice to
                 Trustee  . . . . . . . . . . . . . . .   96
Section 1104.  Selection by Trustee of
                 Securities to Be Redeemed  . . . . . .   96
Section 1105.  Notice of Redemption . . . . . . . . . .   97
Section 1106.  Deposit of Redemption Price  . . . . . .   98
Section 1107.  Securities Payable on
                 Redemption Date  . . . . . . . . . . .   98
Section 1108.  Securities Redeemed in Part  . . . . . .   98

                                ARTICLE TWELVE

                                Subordination

Section 1201.  Securities Subordinate to
                 Senior Indebtedness  . . . . . . . . .   99
Section 1202.  Payment Over of Proceeds upon
                 Dissolution, etc.  . . . . . . . . . .  100
Section 1203.  No Payment When Specified
                 Senior Indebtedness in
                 Default  . . . . . . . . . . . . . . .  102
Section 1204.  Payment Permitted If No
                 Default  . . . . . . . . . . . . . . .  104
Section 1205.  Subrogation to Rights of
                 Holders of Senior
                 Indebtedness . . . . . . . . . . . . .  104
Section 1206.  Provisions Solely to Define
                 Relative Rights  . . . . . . . . . . .  105
Section 1207.  Trustee to Effectuate
                 Subordination  . . . . . . . . . . . .  105
Section 1208.  No Waiver of Subordination
                 Provisions . . . . . . . . . . . . . .  105

                                                        PAGE
                                                        ----

Section 1209.  Notice to Trustee  . . . . . . . . . . .  106
Section 1210.  Reliance on Judicial Order or
                 Certificate of Liquidating
                 Agent  . . . . . . . . . . . . . . . .  107
Section 1211.  Rights of Trustee as a Holder
                 of Senior Indebtedness;
                 Preservation of Trustee's
                 Rights . . . . . . . . . . . . . . . .  108
Section 1212.  Article Applicable to Paying
                 Agents . . . . . . . . . . . . . . . .  108

                        ARTICLE THIRTEEN

                           Defeasance

Section 1301.  Defeasance and Discharge . . . . . . . .  108
Section 1302.  Conditions to Defeasance . . . . . . . .  110
Section 1303.  Deposited Money and U.S.
                 Government Obligations to Be
                 Held in Trust; Other
                 Miscellaneous Provisions . . . . . . .  112
Section 1304.  Reinstatement  . . . . . . . . . . . . .  113
TESTIMONIUM . . . . . . . . . . . . . . . . . . . . . .  114

SIGNATURE AND SEALS . . . . . . . . . . . . . . . . . .  114

ACKNOWLEDGMENTS

        BALLY'S HEALTH & TENNIS CORPORATION, a Delaware corporation (hereinafter called the "Company"), and AMALGAMATED BANK OF CHICAGO, an Illinois bank, trustee (hereinafter called the "Trustee").

                        RECITALS OF THE COMPANY

        The Company has duly authorized the creation of an issue of its 13% Senior Subordinated Notes due 2003 (hereinafter called the "Securities"), of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture;

        This Indenture is subject to, and shall be governed by, the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act;

        All acts and things necessary have been done to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid, binding and legal obligations of the Company, and to make this Indenture a valid agreement of the Company in accordance with its terms.

                NOW, THEREFORE, THIS INDENTURE WITNESSETH:

        For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                ARTICLE ONE

        DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

        Section 101.  Definitions.
                      -----------
        For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

             (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

             (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

             (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States as of the date hereof; and

             (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

        Certain terms, used principally in Articles Five and Ten, are defined in those Articles.

        "Acquired Indebtedness" means Indebtedness of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from a Person, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition, as the case may be. Acquired Indebtedness shall be deemed to have been incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

        "Affiliate" means, with respect to any specified Person, (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, (ii) any spouse, immediate family member or other relative who has the same principal residence of any Person described in (i) above and (iii) any trust in which any such Person described in clause ( i) or (ii) above has a beneficial interest. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management or policies of such Person, whether by contract or otherwise; and the terms "controlling," "controlled" and "under common control" have meanings correlative to the foregoing. For purposes of this definition, beneficial ownership of 10% or more of voting common equity (on a fully diluted basis) or warrants to purchase such equity (whether or not currently exercisable) of a Person shall be deemed to be control of such Person.

        "Asset Sale" means, with respect to the Company or any Subsidiary, the sale, lease, conveyance, disposition or other transfer by the Company or such Subsidiary of any of its assets (including by way of a sale and lease-back transaction and including the sale or other transfer of any of the Capital Stock of any Subsidiary of the Company); PROVIDED, HOWEVER, that, notwithstanding the foregoing, the term "Asset Sale" shall not include (i) the sale, lease, conveyance, disposition or other transfer of any assets in the ordinary course of business and consistent with past practice or (ii) the sale, lease, conveyance, disposition or other transfer of any assets by the Company or a Subsidiary to a Specified Subsidiary, or by a Subsidiary to the Company or a Specified Subsidiary.

        "Average Life to Stated Maturity" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

        "Bally" means Bally Manufacturing Corporation.

        "Bank Agent" means the Representative under the 1993 Credit Agreement; PROVIDED, HOWEVER, that as long as Chemical Bank is a Representative under the 1993 Credit Agreement, Chemical Bank shall be the Bank Agent.

        "Board of Directors" of any Person means the board of directors of such Person or any duly authorized committee of such board.

        "Board Resolution" of any Person means a copy of a resolution certified by the Secretary or an Assis-tant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification and delivered to the Trustee.

        "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in either The City of New York or the City of Chicago are authorized or obligated by law, regulation or executive order to close.

        "Capital Lease Obligation" of any Person means any obligations of such Person and its Subsidiaries on a consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, has been recorded as a capitalized lease obligation, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP.

        "Capital Stock" of any Person means any and all shares, interests, participations, or other equivalents (however designated) of such Person's capital stock whether now outstanding or issued after the date of this Indenture.

        "Cash EBITDA" means, with respect to the Company and its Subsidiaries on a consolidated basis, without duplication, for any period of determination,
(i) Consolidated Net Income (loss), PLUS (ii) provision for taxes, PLUS (iii) Consolidated Interest Expense, PLUS (iv) depreciation and amortization, PLUS
(v) provision for doubtful receivables, PLUS (MINUS) (vi) the increase (decrease) in Deferred Revenues, MINUS (vii) gains on repurchases of debt, MINUS (PLUS) (viii) the increase (decrease) in Contract Receivables net of unearned finance charges and reserves for bad debts, in accordance with GAAP and consistent with past practices of the Company.

        "Change in Control" means such time as (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act) of more than fifty percent (50%) of the total voting power of the then outstanding Voting Stock of the Company (other than Bally Services Corporation or Bally Manufacturing Corporation) or Bally Services Corporation (other than Bally Manufacturing Corporation) or Bally Manufacturing Corporation or
(ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of any of the Company, Bally Services Corporation or Bally Manufacturing Corporation (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of such company was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company, Bally Services Corporation or Bally Manufacturing Corporation, respectively, then in office.

        "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

        "Company" means the Person named as the "Company" in the first paragraph of this instrument, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person. To the extent necessary to comply with the requirements of the provisions of Sections 310 through 317 of the Trust Indenture Act as they are applicable to the Company, the term "Company" shall include any other obligor with respect to the Securities for the purposes of complying with such provisions.

        "Company Request" or "Company Order" means a written request or order signed in the name of the Company (i) by its Chairman, a Vice Chairman, its President or a Vice President and (ii) by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary and delivered to the Trustee; PROVIDED, HOWEVER, that such written request or order may be signed by any two of the officers or directors listed in clause (i) above in lieu of being signed by one of such officers or directors listed in such clause (i) and one of the officers listed in clause (ii) above.

        "Consolidated Fixed Charge Coverage Ratio" of the Company means, for any period, the ratio of (a) the sum of Cash EBITDA and one-third of Consolidated Rental Payments, of the Company and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP to (b) the sum of (i) Consolidated Interest Expense for such period and (ii) one-third of Consolidated Rental Payments for such period; PROVIDED that in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a PRO FORMA basis and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of the Company, a fixed or floating rate of interest, the Company shall apply, at its option, either the fixed or floating rate for purposes of calculating the Consolidated Fixed Charge Coverage Ratio.

        "Consolidated Interest Expense" means, for any period, the aggregate amount of interest that, in accordance with GAAP, would be set forth opposite the caption "interest expense" or any like caption on a consolidated income statement of the Company and its Subsidiaries (including, but not limited to, imputed interest on Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, the net costs associated with hedging obligations, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other non-cash interest expense (other than previously capitalized interest amortized to cost of sales)) plus, without duplication in each case, all capitalized interest of the Company and its Subsidiaries for such period and all interest accrued or paid by the Company or any of its Subsidiaries under any Guaranty of Indebtedness (including a Guaranty of principal, interest or any combination thereof) of any Person for such period, in each case determined on a consolidated basis in accordance with GAAP.

        "Consolidated Net Income" of the Company means, for any period, the consolidated net income (or loss) of the Company and its Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (or loss), by excluding (i) all extraordinary gains or losses (less all fees and expenses relating thereto), (ii) the portion of net income (or loss) of the Company and its Subsidiaries allocable to minority interests in unconsolidated
Persons to the extent that cash dividends or distributions have not actually been received by the Company or one of its Subsidiaries, (iii) net income (or loss) of any Person combined with the Company or any of its subsidiaries in a "pooling of interests" basis attributable to any period prior to the date of combination, (iv) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan, (v) any gains or losses (less all fees and expenses relating thereto) in respect of dispositions of assets other than in the ordinary course of business, or (vi) the net income of any Subsidiary to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Subsidiary or its stockholders.

        "Consolidated Net Worth" of any Person means the consolidated stockholders' equity (excluding Redeemable Capital Stock) of such Person and its consolidated subsidiaries, as set forth on the most recent consolidated balance sheet of such Person and its consolidated subsidiaries determined in accordance with GAAP.

        "Consolidated Rental Payments" of the Company means, for any period, the aggregate rental obligations of the Company and its Subsidiaries under operating leases (not including taxes, insurance, maintenance and similar expenses that the lessee is obligated to pay under the terms of the relevant leases and not including any contingent or performance-based portions of such rental obligations), determined on a consolidated basis in accordance with GAAP.

        "Contract Receivables" means, during any period of determination, gross accounts receivable of the Company and its Subsidiaries created from the sale to customers, on an installment payment basis, of membership contracts for the use of fitness or exercise centers.

        "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at One West Monroe Street, Chicago, Illinois 60603; Attention: Corporate Trust Department.

        "corporation" includes corporations, associations, partnerships, companies and business trusts.

        "Credit Documents" means the 1993 Credit Agreement and any agreements executed and delivered from time to time by the Company or any Subsidiary providing direct or indirect credit support or collateral for the 1993 Credit Agreement.

        "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Subsidiary against fluctuations in currency values.

        "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

        "Deferred Revenues" means, during any period of determination, revenues that have been received in cash or recorded as Contract Receivables and in each case recognition of which as revenue has been postponed consistent with the past practices of the Company.

        "Event of Default" has the meaning specified in Article Five.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer.

        "Federal Bankruptcy Code" means the Bankruptcy Act of Title 11 of the United States Code, as amended from time to time.

        "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, consistently applied, that are in effect from time to time; PROVIDED, HOWEVER, that with respect to the obligations of any Person under Article Eight and Sections 1007, 1014 and 1016 and the definitions applicable thereto, "GAAP" means generally accepted accounting principles in the United States as in effect on the date hereof.

        "Guaranty" means, as applied to any obligation, (1) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (2) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

        "Holder" means a Person in whose name a Security is registered in the Security Register.

        "Indebtedness" means, with respect to any Person, any indebtedness, contingent or otherwise, in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof and including any indebtedness issued in exchange for indebtedness for borrowed money), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property, if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared on a consolidated basis in accordance with GAAP consistently applied and, to the extent not cash collateralized, letters of credit (or reimbursement obligations related thereto); PROVIDED, HOWEVER, that (a) "Indebtedness" shall not include accounts payable to trade creditors or other indebtedness for goods or services created or assumed in the ordinary course of business and (b) Indebtedness shall include only the principal component of any obligations described above. "Indebtedness" shall also include the principal component of any Capital Lease Obligations and Guaranties of items that would be included within this definition (regardless of whether such items would appear upon such balance sheet); PROVIDED that for purposes of computing Indebtedness outstanding at any time, such items shall be excluded to the extent that they would otherwise be eliminated as intercompany items in consolidation. Any reference in the Indenture to any Indebtedness shall be deemed to include any renewals, extensions, refundings, amendments and modifications of any such Indebtedness.

        "Indenture" means this instrument as originally executed (including all exhibits and schedules hereto) and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

        "Intercompany Agreement" means the Intercompany Agreement among the Company and its Subsidiaries in the form of Exhibit A to the Indenture, as amended from time to time.

        "Intercompany Debt Obligations" means any Indebtedness of the Company or any Subsidiary which, in the case of the Company, is owing to any Subsidiary and which, in the case of any Subsidiary, is owing to the Company or any other Subsidiary of the Company.

        "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities.

        "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or floating rate of interest on the same notional amount or pursuant to any interest rate protection agreement, interest rate future, interest rate option or other interest rate hedge arrangement.

        "Investment" by any Person means, directly or indirectly, any advance, loan or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any stock, bonds, notes, debentures or other securities issued or owned by, any other Person. Investments shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

        "Lien" means any mortgage, charge, pledge, lien, privilege, security interest or encumbrance of any kind.

        "Master Agreement" means that certain Master Agreement dated
January 22, 1993 among the Company, Health & Tennis Corporation of America, Bally's S.C. Management, Inc., Talla Holding Company and certain partnerships and limited partnerships, as amended from time to time.

        "Material Subsidiary" means, at the time of determination, any Subsidiary of the Company that (a) accounted for more than ten percent of the consolidated net income of the Company for the most recently completed fiscal year of the Company or (b) was the owner of more than ten percent of the consolidated assets of the Company as at the end of such fiscal year, all as shown on the consolidated financial statements of the Company for such fiscal year.

        "Maturity" when used with respect to any Security means the date on which the principal of (and premium, if any) and interest on such Security becomes due and payable as therein or herein provided, whether at Stated Maturity, Change in Control Payment Date, Accelerated Payment Date, any payment date for an Excess Proceeds Offer or Redemption Date and whether by declaration of acceleration, call for redemption or otherwise.

        "Moody's" means Moody's Investors Service, Inc.

        "Net Proceeds" means the aggregate proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale, net of the out-of-pocket costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions) and any relocation expenses and severance and shutdown costs incurred as a result thereof, taxes paid or payable as a result thereof, amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets which are the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets.

        "1993 Credit Agreement" means that certain Amended and Restated Credit Agreement dated as of January 25, 1993 among the Company, the lenders named therein and

Chemical Bank, as agent, as the same may be amended, amended and restated, supplemented, extended, renewed or otherwise modified from time to time (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions from time to time) and any agreement or agreements with the same or other lenders providing for aggregate extensions of credit not in excess of $145,000,000 in aggregate principal amount refunding, refinancing or replacing such Amended and Restated Credit Agreement or any such agreements.

        "Officers' Certificate" means a certificate signed by (i) the Chairman, a Vice Chairman, the President, a Vice President or the Treasurer of the Company and (ii) the Secretary or an Assistant Secretary of the Company and delivered to the Trustee; PROVIDED, HOWEVER, that such certificate may be signed by two of the officers or directors listed in clause (i) above in lieu of being signed by one of such officers or directors listed in such clause
(i) and one of the officers listed in clause (ii) above.

        "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, and who shall be acceptable to the Trustee. Each such opinion (i) shall include the statements provided for in Trust Indenture Act Section 314(e) to the extent applicable and (ii) may state that the counsel rendering such opinion have relied upon an Officers' Certificate with respect to factual matters which are set forth in such opinion.

        "Outstanding" when used with respect to the Securities means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

             (a) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

             (b) Securities, or portions thereof, for whose payment, redemp-tion or purchase money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities, and the Trustee or such Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of Article

Twelve hereof; PROVIDED that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

                (c) Securities, except to the extent provided in Section 1301, with respect to which the Company has effected defeasance as provided in Article Thirteen; and

                (d) Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands the Securities are valid obligations of the Company;

PROVIDED, HOWEVER, that, in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, direction, consent or waiver hereunder, Securities owned by the Company, or any other obligor upon the Securities or any Affiliate of the Company or any other obligor upon the Securities shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, direction, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor.

        "Paying Agent" means any Person authorized by the Company to pay the principal of (or premium, if any) or interest on any Securities on behalf of the Company.

        "Permitted Indebtedness" means, without duplication, any of the following Indebtedness of the Company or any Subsidiary, as the case may be:

                (i) Indebtedness (including letters of credit) of the Company outstanding at any time under the 1993 Credit Agreement, or any successor or successors thereto, in an aggregate principal amount not to exceed the aggregate commitments as in effect on the date hereof;

                (ii)  Any Guaranty by a Subsidiary under the 1993 Credit
     Agreement;

                (iii) (a) Indebtedness and obligations of the Company under the Securities, (b) any Indebtedness and obligations outstanding on the date hereof, (c) Indebtedness and obligations arising after the date hereof in respect of agreements existing as of the date hereof providing for indemnification, adjustment of purchase price or similar obligations incurred in connection with the acquisition of any business and (d) the subordinated note payable to Bally in connection with the acquisition of the Transferred Assets, and any Indebtedness assumed in connection with the Transferred Assets;

                (iv) Indebtedness of a Specified Subsidiary to the Company or a Specified Subsidiary and of the Company to a Subsidiary;

                (v) Indebtedness the proceeds of which are used, directly or indirectly, to refinance outstanding Indebtedness of the Company or any Subsidiary (which outstanding Indebtedness shall include, in the case of the 1993 Credit Agreement or any successor thereto, the amount of the aggregate commitments under the 1993 Credit Agreement as in effect on the date hereof) in a principal amount (or, if such Indebtedness does not require cash payments prior to maturity, with an original issue price of such Indebtedness) not to exceed the principal amount of the Indebtedness so refinanced (or, if the Indebtedness being refinanced was issued with an original issue discount, the original issue price plus the amortized portion of the original issue discount to the date that such refinancing Indebtedness was incurred); PROVIDED that if the Indebtedness being refinanced is Indebtedness of the Company, such refinancing shall be Indebtedness of the Company; PROVIDED FURTHER that Indebtedness the proceeds of which are used to refinance Indebtedness of the Company that is expressly subordinated in right of payment to the Securities will only be permitted if (x) such Indebtedness is expressly subordinated in right of payment to the Securities at least to the same extent that the Indebtedness to be refinanced is subordinated to the Securities, (y) the Average Life to Stated Maturity of such Indebtedness exceeds the Average Life to Stated Maturity of the Securities, and (z) the final scheduled maturity of such Indebtedness exceeds the final Stated Maturity of the Securities;

                (vi) Indebtedness which represents the assumption by the Company of Indebtedness of any Subsidiary and refinancings thereof;

                (vii) Indebtedness under Currency Agreements, Interest Swap Obligations and other agreements between the Company or a Subsidiary and one or more financial institutions providing for "swap", "cap", "collar" or other interest rate protection;

                (viii) obligations in respect of performance bonds and surety bonds provided by the Company or any Subsidiary in the ordinary course of business and any renewals, extensions or amendments, modifications or supplements thereto;

                (ix) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, PROVIDED that such Indebtedness is extinguished within two Business Days of its incurrence;

                (x) additional Indebtedness not to exceed $40,000,000 in the aggregate at any one time; and

                (xi) Intercompany Debt Obligations of the Company and each of its Subsidiaries in connection with the Company's cash management system incurred in the ordinary course of business and consistent with past practice; PROVIDED, that the obligations of each obligor of such indebted-ness shall be subject to the terms of the Intercompany Agreement.

        For the purpose of determining the amount of outstanding Indebtedness under any of the foregoing clauses, there shall be included (A) the principal amount then outstanding that was originally incurred pursuant to such clause;
(B) any outstanding Indebtedness incurred pursuant to clause (v) or (vi) to refinance or refund Indebtedness originally incurred pursuant to such clause; and (C) any subsequent refinancings or refundings thereof.

        "Permitted Investment" means an Investment which consists of any one or more of the following:

                (i) Investment in a Subsidiary or another Person which, immediately after such Investment, will be a wholly owned Subsidiary, provided in each case that such Subsidiary conducts a business which is substantially identical to any business conducted by the Company or its Subsidiaries on the date hereof or related to any such business;

                (ii) any Investment in a Specified Subsidiary, other than the purchase or acquisition of any Capital Stock of such Subsidiary or any options, warrants or other rights to acquire such Capital Stock;

                (iii) any Investment in a Permitted Joint Venture in accordance with Section 1020, exclusive of Investments made pursuant to clause (ii) thereof;

                (iv) Investments by Subsidiaries in the Company and transactions pursuant to the Intercompany Agreement, in the ordinary course of business and consistent with past practice;

                (v) (a) commercial paper rated P-1 by Moody's or A-1 by Standard & Poor's on the date of acquisition, (b) certificates of deposit of United States commercial banks (having a combined capital and surplus in excess of $100,000,000), (c) obligations of, or guaranteed by, the United States government or any agency thereof, (d) money market funds organized under the laws of the United States or any state thereof that invest substantially all their assets in any of the types of investments described in subclause (a), (b) or (c) of this clause (v), or (e) to the extent not comprehended by subclauses (a) through (d) of this clause (v), temporary investments of cash balances in investments deemed to be cash equivalents under GAAP;

                (vi) negotiable instruments held for collection; outstanding travel, moving and other like advances to officers, employees and consultants; lease, utility and other similar deposits; or stock, obligations or securities received in settlement of debts owing to the Company or a Subsidiary as a result of foreclosure, perfection or enforce-ment of any Lien, in each of the foregoing cases in the ordinary course of business of the Company or a Subsidiary, as the case may be;

                (vii) sales of goods or services on trade credit terms consistent with the Company's and its Subsidiaries' past practices or as otherwise consistent with trade credit terms in common use in the industry; and

                (viii) the non-cash portion of the consideration received in Asset Sales.

        "Permitted Joint Venture" means a Person (i) not an Affiliate of Bally or Bally Services Corporation (unless such Person is also a Subsidiary of the Company); (ii) formed by any Permitted Joint Venture Subsidiary, such Permitted Joint Venture Subsidiary being created to offer equity participations in the assets or businesses owned or to be acquired by such Person; (iii) prohibited by the terms of its charter or other organizational documents from entering into a line of business that is not substantially identical to any business conducted by the Company and its Subsidiaries on the date hereof or any business related to any such business; and (iv) the Company's equity interest in which shall be held directly by a Permitted Joint Venture Subsidiary.

        "Permitted Joint Venture Subsidiary" means any wholly owned Subsidiary of the Company that has no material assets other than an equity interest in a Permitted Joint Venture.

        "Permitted Liens" means (i) Liens for taxes, assessments, governmental charges or claims which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor; (ii) statutory Liens of landlords and carriers', warehousemen's, mechanics' , suppliers', materialmen's, repairmen's, or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, and if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor; (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (v) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any of its Subsidiaries incurred in the ordinary course of business; (vi) any interest or title of a lessor in the property subject to any capital lease obligation or operating lease and; (vii) Liens arising from filing Uniform Commercial Code financing statements regarding leases.

        "Person" means any individual, corporation, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organi-zation or government or any agency or political subdivision thereof.

        "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for a mutilated security or in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security.

        "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock whether now outstanding or issued after the date hereof, and includes, without limitation, all classes and series of preferred or preference stock.

        "Redeemable Capital Stock" means Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of an event or passage of time would be required to be redeemed prior to the final Stated Maturity of principal on the Securities or is redeemable at the option of the holder thereof at any time prior to such final Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity.

        "Redemption Date", when used with respect to any Securities to be redeemed, means the date fixed for such redemption pursuant to this Indenture.

        "Redemption Price", when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

        "Registration Statement" means the Registration Statement on Form S-1 of the Company, No. 33-52868, filed with the Commission on October 2, 1992, as amended at the time such Registration Statement was declared effective by the Commission under the Securities Act of 1933.

        "Regular Record Date" for the interest payable on any Interest Payment Date means the January 1 or July

1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

        "Representative" means the indenture trustee or other trustee, agent or representative for an issue of Senior Indebtedness.

        "Responsible Officer", when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or vice-chairman of the executive committee of the board of directors, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller and any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers or assigned by the Trustee to administer corporate trust matters at its Corporate Trust Office and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

        "Restricted Payments" has the meaning specified in Section 1008.

        "Security" and "Securities" have the meaning set forth in the second paragraph of this Indenture.

        "Senior Indebtedness" means (i) the principal of, premium, if any, and accrued and unpaid interest on, and letters of credit (and matured and unmatured reimbursement obligations with respect thereto) and any fees, expenses, indemnities and other amounts payable under or in connection with the 1993 Credit Agreement and the related Credit Documents, whether outstanding on the date of this Indenture or thereafter created, assumed or incurred; PROVIDED, HOWEVER, that (a) any Indebtedness under any refinancing, refunding or replacement of the 1993 Credit Agreement shall not constitute Senior Indebtedness to the extent that Indebtedness thereunder is by its terms expressly subordinate in right of payment to any other Indebtedness of the Company and (b) all interest which would accrue after the filing of a petition by or against the Company under any federal, state or foreign bankruptcy or similar law, whether or not such interest is allowed as a claim after such filing in any proceeding under such bankruptcy or similar law, shall constitute Senior Indebtedness; and (ii) the principal of, premium, if any, and accrued and unpaid interest on Indebtedness of the Company, contingent or otherwise, in respect of borrowed money, whether outstanding on the date of this Indenture or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Securities. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (i) Indebtedness evidenced by the Securities, (ii) Indebtedness that is expressly subordinate or junior in right of payment to any Indebtedness of the Company, (iii) any liability for federal, state, provincial, local or other taxes owed or owing by the Company,
(iv) Indebtedness of or amounts owed by the Company for compensation to employees and for services, (v) Indebtedness of the Company to a Subsidiary of the Company or any other Affiliate of the Company or any of such Affiliate's Subsidiaries, (vi) the subordinated note issued to Bally as consideration for the Transferred Assets, (vii) any Indebtedness which at the time of issuance is issued in violation of this Indenture, and (viii) amounts owing under leases (other than Capital Lease Obligations).

        Special Record Date" means a date fixed by the Trustee for the payment of any Defaulted Interest pursuant to Section 307.

        "Specified Senior Indebtedness" means any issue of (i) all Senior Indebtedness under the 1993 Credit Agreement and (ii) Senior Indebtedness, which, at the time of determination, has an outstanding principal amount of at least $20 million and is designated as such by Board Resolution of the Company. For purposes of this definition: (a) the amount of the Indebtedness of the Company with respect to any Interest Swap Obligation shall be deemed to be the lesser of (x) 25% of the notional amount of such Interest Swap Obligation, or (y) the maximum amount the Company could be required to pay under such Interest Swap Obligation; and (b) a refinancing of any such Indebtedness shall be treated as such only if it ranks or would rank PARI PASSU with the Indebtedness refinanced.

        "Specified Subsidiary" means (i) any Subsidiary at least 80% of the Capital Stock of which is owned, directly or indirectly, by the Company on the date hereof and at the time of application, (ii) any of Nycon Holding Co., Inc., Rhode Island Holding Co., Inc., Providence Fitness Centers, Inc., New Fitness Holding Co., Inc., Connecticut Valley Fitness Centers, Inc., Connecticut Coast Fitness Centers, Inc., Holiday Health & Fitness Centres of New York, Inc., Greater Philly No. 1 Holding Co., Greater Philly No. 2 Holding Co., Physical Fitness Centers of Philadelphia, Inc. and Bally Matrix Fitness Center Ltd.; PROVIDED, HOWEVER, the Company's percentage ownership interest in any of such Subsidiaries does not decrease subsequent to the date hereof and (iii) any wholly owned Subsidiary.

        "Standard & Poor's" means Standard & Poor's Corporation.

        "Stated Maturity", when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

        "Subordinated Indebtedness" means all Indebtedness of the Company that is expressly subordinated in right of payment to any other Indebtedness of the Company.

        "Subsidiary" means any Person a majority of the total voting power of the Voting Stock of which is at the time owned, directly or indirectly, by the Company or by one or more such Subsidiaries, or by the Company and one or more such Subsidiaries.

        "Transferred Assets" means certain assets of Bally Manufacturing Corporation transferred to the Company, including (i) a 1% general partner interest and a 49% limited partner interest in each of Penn Hills Spa Limited Partnership, an Ohio limited partnership, Spa Associates Limited Partnership, an Ohio limited partnership, Keystone Crossing Spa Limited Partnership, an Ohio limited partnership, and Davie Spa Limited Partnership, an Ohio limited partnership, (ii) those certain assets leased pursuant an Agreement of Lease dated as of December 29, 1988, between Life Fitness Products, Inc. and the Company, (iii) the Hilltop fitness center located in

Kansas City, Missouri and (iv) all the capital stock of So. Cal Nautilus Fitness Centers, Inc.

        "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, and as in force at the date as of which this Indenture was executed, except as provided in Section 905.

        "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

        "Voting Stock" means stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

        Section 102.  Other Definitions.
                      ------------------

                                               Defined in
   Term                                         Section
   ----                                        ----------
"Accelerated Payment" . . . . . . . . . . . . .   1014
"Accelerated Payment Date"  . . . . . . . . . .   1014
"Acceleration Date" . . . . . . . . . . . . . .   1014
"Act" . . . . . . . . . . . . . . . . . . . . .    105
"Asset Sale Payment"  . . . . . . . . . . . . .   1016
"Asset Sale Payment Date" . . . . . . . . . . .   1016
"Change in Control Payment Date"  . . . . . . .   1015
"defeasance"  . . . . . . . . . . . . . . . . .   1301
"Default Notice"  . . . . . . . . . . . . . . .   1202
"Defaulted Interest"  . . . . . . . . . . . . .    307
"Excess Proceeds" . . . . . . . . . . . . . . .   1016
"incorporated provision"  . . . . . . . . . . .    108
"Offer" . . . . . . . . . . . . . . . . . . . .   1014
"Security Register" . . . . . . . . . . . . . .    305
"Security Registrar"  . . . . . . . . . . . . .    305
"U.S. Government Obligations" . . . . . . . . .   1302

        Section 103.  Compliance Certificates and Opinions.
                      -------------------------------------
        Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

        Every certificate or opinion (other than the certificates required by Section 1018(a)) with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                (c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

        Section 104.  Form of Documents Delivered to Trustee.
                      --------------------------------------

        In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

        Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

        Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

        Section 105.  Acts of Holders.
                      ---------------

                (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments
(and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Trust Indenture Act Section 315) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

                (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

                (c) The ownership of Securities shall be proved by the Security Register.

                (d) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of such Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding Trust Indenture Act Section 316(c), any such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than the date such solicitation is completed.

        If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Securities then Outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for this purpose the Securities then Outstanding shall be computed as of such record date; PROVIDED that no such request, demand, authorization, direction, notice, consent, waiver or other Act by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

                (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Security shall bind every future Holder of the same Security or the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

        Section 106.  Notices, etc., to Trustee and Company.
                      -------------------------------------

        Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

                (a) the Trustee by any Holder, the Bank Agent or the Company shall be sufficient for every purpose hereunder if made, given, furnished or delivered, in writing, to or with the Trustee at its Corporate Trust Office,
Attention: Corporate Trust Department; or

                (b) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or delivered in writing to the Company addressed to it at Bally's Health & Tennis Corporation, 8700 W. Bryn Mawr Avenue, Chicago, Illinois 60631, Attention: President, or at any other address furnished in writing to the Trustee by the Company.

        Section 107.  Notice to Holders; Waiver.
                      -------------------------

        Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, to each Holder affected by such event at his address as it appears in the Security Register not later than the latest date and not earlier than the earliest date prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.
Any notice when deposited for mailing to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

        In case by reason of the suspension of regular mail service by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this Indenture, then any method of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

        Section 108.  Conflict of Any Provision of Indenture with Trust
                      -------------------------------------------------
Indenture Act.
- -------------

        If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Sections 310 to 318, inclusive, of the Trust Indenture Act, or conflicts with any provision (an "incorporated provision") required by or deemed to be included in this Indenture by operation of such Trust Indenture Act Sections, such imposed duties or incorporated provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

        Section 109.  Effect of Headings and Table of Contents.
                      ----------------------------------------

        The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

        Section 110.  Successors and Assigns.
                      ----------------------

        All covenants and agreements in this Indenture by the Company shall bind its respective successors and assigns, whether so expressed or not.

        Section 111.  Separability Clause.
                      -------------------

        In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        Section 112.  Benefits of Indenture.
                      ---------------------

        Nothing in this Indenture or in the Securities, express or implied, shall give to any Person (other than the parties hereto and their successors hereunder, any Paying Agent, the Holders and the holders of Senior Indebtedness) any benefit or any legal or equitable right, remedy or claim under this Indenture.

        Section 113.  Governing Law.
                      -------------

        This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws rules thereof.

        Section 114.  Legal Holidays.
                      --------------

        In any case where any Interest Payment Date, any date established for payment of Defaulted Interest pursuant to Section 307, or any Maturity with respect to any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or date established for payment of Defaulted Interest pursuant to Section 307 or Maturity, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date or date established for payment of Defaulted Interest pursuant to Section 307 or Maturity, as the case may be, to the next succeeding Business Day.

        Section 115.  No Recourse against Others.
                      --------------------------

        A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting any of the Securities waives and releases all such liability.

                                ARTICLE TWO

                              SECURITY FORMS

        Section 201.  Forms Generally.
                      ---------------

        The Securities and the Trustee's certificate of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security.

        The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

        Section 202.  Form of Face of Security.
                      ------------------------

                        BALLY'S HEALTH & TENNIS CORPORATION

                           13% Senior Subordinated Note

                                   due 2003

No. _______                                                     $_______

        Bally's Health & Tennis Corporation, a Delaware corporation (herein called the "Company", which term includes any successor entity under the Indenture hereinafter referred to), for value received, hereby promises to pay to ____________ or registered assigns, the principal sum of ___________ Dollars on January 15, 2003, at the office or agency of the Company referred to below, and to pay interest thereon on July 15, 1993 and semiannually thereafter, on January 15 and July 15 in each year, from January 25, 1993 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 13% per annum, until the principal hereof is paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 1 or July 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for, and interest on such defaulted interest rate at the same interest rate borne by the Securities, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in

The City of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register.

        Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

     Dated:                   BALLY'S HEALTH & TENNIS
                              CORPORATION

                              By _______________________
Attest:


___________________________
 Authorized Signature

        Section 203.  Form of Reverse of Security.
                      ---------------------------

        This security is one of a duly authorized issue of securities of the Company designated as its 13% Senior Subordinated Notes due 2003 (herein called the "Securities"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $200,000,000, which may be issued under an indenture (herein called the "Indenture") dated as of January 15, 1993, between the Company and Amalgamated Bank of Chicago, trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

        The Securities are subject to redemption upon not less than 30 nor more than 60 days' notice, in amounts of $1,000 or an integral multiple of $1,000 at any time on or after January 15, 1998, as a whole or in part, at the election of the Company, at a Redemption Price equal to the percentage of the principal amount set forth below if redeemed during the 12-month period beginning January 15, of the years indicated below:

          Year                          Redemption Price
          ----                          ----------------
          1998                                106.50%
          1999                                103.25%
          2000 and thereafter                 100%

together in the case of any such redemption with accrued interest to the Redemption Date (subject to the right of Holders of record on relevant Regular Record Dates to receive interest due on an Interest Payment Date), all as provided in the Indenture.

        In the event that a Change in Control occurs, each Holder shall have the right, as provided in, and subject to the terms of, the Indenture, to require that the Company repurchase such Holder's Securities in whole or in part in integral multiples of $1,000 at a purchase price in cash in an amount equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.

        In the event that (a) the Company's Consolidated Net Worth falls below a certain specified level on the last day of each of two consecutive fiscal quarters or (b) certain Asset Sales are consummated and the Net Proceeds thereof are not reinvested within 12 months in the Company's existing lines of business or related businesses, each Holder shall have the right, as provided in, and subject to the terms of, the Indenture, to require the Company to repurchase a specified principal amount of Securities in whole or in part in integral multiples of $1,000 at a purchase price in cash in an amount equal to the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.

        The Securities are not entitled to the benefit of any sinking fund.

        In the case of any redemption of Securities, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Regular Record Date referred to on the face hereof. Securities (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

        In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

        If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

        The Indenture contains provisions for defeasance at any time of the entire indebtedness of the Company on this Security upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

        The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and bind-ing upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefore or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

        The Securities are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash of all Senior Indebtedness of the Company whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purpose.

        No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

        As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for such purpose in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

        The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denom-ination, as requested by the Holder surrendering the same.

        No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges payable in connection with any registration of transfer or exchange.

        Prior to the time of due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

        All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

        Section 204.  Form of Trustee's Certificate of Authentication.
                      -----------------------------------------------

      TRUSTEE'S CERTIFICATE OF AUTHENTICATION

        This is one of the Securities referred to in the within-mentioned Indenture.


                                                Amalgamated Bank of Chicago
                                                  as Trustee


                                                By___________________________
                                                  Authorized Signatory

                                ARTICLE THREE

                                THE SECURITIES

        Section 301.  Title and Terms.
                      ---------------

        The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $200,000,000, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to
Section 303, 304, 305, 306, 906, 1014, 1015, 1016 or 1108.

        The Securities shall be known and designated as the "13% Senior Subordinated Notes due 2003" of the Company. Their Stated Maturity shall be January 15, 2003, and they shall bear interest at the rate of 13% per annum from January 25, 1993, or the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable on July 15, 1993 and semiannually thereafter on January 15 and July 15 in each year and at said Stated Maturity, until the principal thereof is paid or duly provided for.

        The principal of (and premium, if any) and interest on the Securities shall be payable at the office or agency of the Company maintained for such purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose; PROVIDED, HOWEVER, that, at the option of the Company, interest may be paid by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Security Register.

        The Securities shall be redeemable as provided in Article Eleven.

        The Securities shall not be entitled to the benefits of any sinking fund.

        Section 302.  Denominations.
                      -------------

        The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

        Section 303.  Execution, Authentication, Delivery and Dating.
                      ----------------------------------------------

        The Securities shall be executed on behalf of the Company by any two of the following: its Chairman, its President or one of its Vice Presidents, under its corporate seal reproduced thereon and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

        Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

        The Trustee shall (upon Company Order) authenticate and deliver Securities for original issue in an aggregate principal amount of up to $200,000,000.

        Each Security shall be dated the date of its authentication.

        No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of one of its duly authorized signatories, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

        In case the Company, pursuant to Article Eight, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of substantially all of its properties and assets to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the successor Person which shall have recieved a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Securities authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the successor Person, shall authenticate and deliver Securities as specified in such request for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of any Holder but without expense to such Holder, shall provide for the exchange of all Securities at the time Outstanding held by such Holder for Securities authenticated and delivered in such new name.

        Section 304.  Temporary Securities.
                      --------------------

        Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

        If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

        Section 305.  Registration, Registration of Transfer and Exchange.
                      ---------------------------------------------------

        The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. Said office or agency is hereby initially appointed "Security Registrar" for the purpose of registering Securities and transfers of Securities as herein provided.

        Upon surrender for registration of transfer of any Security at the office or agency of the Company designated pursuant to Section 1002 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations and of a like aggregate principal amount.

        At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

        All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

        Every Security presented or surrendered for registration of transfer, or for exchange or redemption, shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a writ-ten instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

        No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 303, 304, 306, 906, 1014, 1015, 1016 or 1108 not involving any transfer.

        The Company shall not be required (a) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business (i) 15 days before the mailing of a notice of redemption of the Securities selected for redemption under Section 1104 and ending at the close of business on the day of such mailing or (ii) 15 days before an Interest Payment Date and ending on the close of business on the Interest Payment Date, or (b) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of Securities being redeemed in part.

        Section 306.  Mutilated, Destroyed, Lost and Stolen Securities.
                      ------------------------------------------------

        If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them and any agent of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a replacement Security of like tenor and principal amount, and bearing a number not contemporaneously outstanding.

        In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a replacement Security, pay such Security.

        Upon the issuance of any replacement Securities under this Section, the Company may require the payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

        Every replacement Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute a contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

        The provisions of this Section are exclusive and shall provide
(to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

        Section 307.  Payment of Interest; Interest Rights Preserved.
                      ----------------------------------------------

        Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

        Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date and interest on such defaulted interest at the rate borne by the Securities (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Subsection (a) or (b) below:

         (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited for the benefit of the Persons entitled to such Defaulted Interest as in this Subsection provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date. In the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class postage prepaid, to each Holder at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Subsection
(b).

         (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Subsection, such payment shall be deemed practicable by the Trustee.

        Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

        Section 308.  Persons Deemed Owners.
                      ---------------------

        Prior to the time of due presentment for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 307) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

        Section 309.  Cancellation.
                      ------------

        All Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company shall deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be destroyed and certification of their destruction delivered to the Company unless by a Company Order the Company shall direct that cancelled Securities be returned to it.

        Section 310.  Computation of Interest.
                      -----------------------

        Interest on the Securities shall be computed on the basis of a year of twelve 30-day months.

                                ARTICLE FOUR

                        SATISFACTION AND DISCHARGE

        Section 401.  Satisfaction and Discharge of Indenture.
                      ---------------------------------------

        This Indenture shall, upon Company Request, cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Securities herein expressly provided for) and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

        (a)  either

             (1) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and
        (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in
        Section 1003) have been delivered to the Trustee for cancellation; or

             (2) all such Securities not theretofore delivered to the Trustee for cancellation

                        (i)  have become due and payable, or

                        (ii) will become due and payable at their Stated Maturity within one year, or

                        (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose cash in U.S. dollars sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal of (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

                (b) the making of such Company Request does not constitute a default under the Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound;

                (c) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

                (d) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 606 and, if money shall have been deposited with the Trustee pursuant to subclause (2) of Subsection
(a) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

        Section 402.  Application of Trust Money.
                      --------------------------

        Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.
Money so held in trust shall not be subject to the provisions of Article Twelve of this Indenture.

                                ARTICLE FIVE

                                  REMEDIES

        Section 501.  Events of Default.
                      -----------------

        An "Event of Default" occurs if:

                (a) the Company defaults in the payment of interest on any Security when the same becomes due and payable and such default continues for a period of 30 days, whether or not such payment shall be prohibited by the provisions of Article Twelve hereof; or

                (b) the Company defaults in the payment of the principal of (or premium, if any, on) any Security when the same becomes due and payable, whether at its Stated Maturity, upon redemption or otherwise, whether or not such payment shall be prohibited by the provisions of Article Twelve hereof; or

                (c) the Company defaults in the performance of, or breaches, any covenant or warranty of the Company hereunder (other than a default in the performance, or breach, of a covenant or warranty that is specifically dealt with elsewhere in this Section), and continuance of such default or breach for the period and after the notice specified below; or

                (d) an event or events of default as defined in any mortgage, bond, indenture, loan agreement or other evidence of Indebtedness under which there may be issued or by which there may be secured or evidenced any outstanding Indebtedness of the Company or any Subsidiary in excess of $10,000,000 in the aggregate, which default or defaults extend beyond any period of grace provided with respect thereto and which default or defaults relate to (i) the obligation to pay the principal of or interest on any such Indebtedness, in either case, at the final maturity date set forth in the agreement under which such Indebtedness is issued or (ii) any other obligation which shall result in the holders of such Indebtedness causing such Indebtedness to become or to be declared due and payable prior to the date on which it would otherwise become due and payable; or

                (e) final judgments or orders are rendered against the Company or any Subsidiary which require the payment in money, either individually or in an aggregate amount, that is more than $10,000,000 (to the extent not covered by insurance) and such judgment or order shall remain unsatisfied or unstayed for 60 days; or

                (f) a decree or order is entered by a court having jurisdiction in the premises (i) for relief in respect of the Company or any Material Subsidiary or one or more Subsidiaries which, in the aggregate, would constitute a Material Subsidiary in an involuntary case or proceeding under the Federal Bankruptcy Code or any other federal or state bankruptcy, insolvency, reorganization or similar law or ( ii) adjudging the Company or any Material Subsidiary or one or more Subsidiaries which, in the aggregate, would constitute a Material Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Material Subsidiary or one or more Subsidiaries which, in the aggregate, would constitute a Material Subsidiary under the Federal Bankruptcy Code or any other similar applicable federal or state law for the relief of debtors, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Material Subsidiary or one or more
Subsidiaries which, in the aggregate, would constitute a Material Subsidiary or of any substantial part of any of their properties, or ordering the winding up or liquidation of any of their affairs, and any such decree or order remains unstayed and in effect for a period of 60 consecutive days; or

                (g) the Company or any Material Subsidiary or one or more Subsidiaries which, in the aggregate, would constitute a Material Subsidiary institutes a voluntary case or proceeding under the Federal Bankruptcy Code or any other similar applicable federal or state law for the relief of debtors or any other case or proceedings to be adjudicated as bankrupt or insolvent, or the Company or any Material Subsidiary or one or more Subsidiaries which, in the aggregate, would constitute a Material Subsidiary consents to the entry of a decree or order for relief in respect of the Company or any Material Subsidiary or one or more Subsidiaries which, in the aggregate, would constitute a Material Subsidiary in any involuntary case or proceeding under the Federal Bankruptcy Code or any other similar applicable federal or state law for the relief of debtors or to the institution of bankruptcy or insolvency proceedings against the Company or any Material Subsidiary or one or more Subsidiaries which, in the aggregate, would constitute a Material Subsidiary or the Company or any Materi-al Subsidiary or one or more Subsidiaries which, in the aggregate, would constitute a Material Subsidiary files a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other similar applicable federal or state law for the relief of debtors, or consents to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of any of the Company or any Material Subsidiary or one or more Subsidiaries which, in the aggregate, would constitute a Material Subsidiary or of any substantial part of its property, or makes an assignment for the benefit of creditors, or is or are unable to pay debts generally as they come due, or admits in writing its or their inability to pay its or their debts generally as they become due or takes corporate action in furtherance of any such action; or

                (h) there is a failure by the Company to (i) make an Offer under Section 1014, (ii) provide the notice to Holders required by Section 1015, (iii) make an Excess Proceeds Offer under Section 1016 or (iv) make the payments required by the foregoing provisions, or there is a default in the performance or breach of the provisions of Article Eight.

        A default under clause (c) (other than defaults under Sections 1009 and 1011 which defaults shall be Events of Default with the notice but without the passage of time specified in this paragraph) is not an Event of Default until the continuance of such default for a period of 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities a written notice specifying such default and stating that such notice is a "Notice of Default" hereunder.

        Section 502.  Acceleration of Maturity; Rescission.
                      ------------------------------------

        If an Event of Default (other than an Event of Default specified in Section 501(f) or 501(g)) occurs and is continuing, the Trustee or the Holders of at least 25% of the principal amount of the Securities then Outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders of at least 25% of the principal amount of the Securities shall, declare all unpaid principal of, premium, if any, and accrued interest on all the Securities to be due and payable immediately, and upon any such declaration such principal, premium and accrued interest shall become immediately due and payable. If an Event of Default specified in Section 501(f) or 501(g) occurs and is continuing, the amounts described above shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

        Notwithstanding the foregoing, as long as the 1993 Credit Agreement shall be in full force and effect and at least $30,000,000 is owed thereunder, if an Event of Default shall have occurred and be continuing (other than as specified in clauses (f) and (g) above), any acceleration of the Securities shall not be effective until the earlier of (i) three Business Days following a notice of acceleration given to the Bank Agent under the 1993 Credit Agreement (which notice shall be given only after an Event of Default has occurred) unless such Event of Default is theretofore cured and (ii) the acceleration of the Indebtedness under the 1993 Credit Agreement.

        After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Securities Outstanding, by written notice to the Company and the Trustee, may annul such declaration if
(a) the Company has paid or deposited with the Trustee a sum sufficient to pay
(i) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest on all Securities, (iii) the principal of and premium, if any, on any Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities, and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities; and (b) all Events of Default, other than the non-payment of principal of the Securities which have become due solely by the declaration of acceleration, have been cured or waived.

        Section 503. Collection of Indebtedness and Suits for Enforcement by Trustee.
                      -------------------------------------------------------

        The Company covenants that if

                (a) default is made in the payment of any interest on any Securities when such interest becomes due and payable and such default continues for a period of 30 days, or

                (b) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, with interest upon the overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate borne by the Securities; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

        If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

        If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders under this Indenture by such appropriate private or judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights.

        Section 504.  Trustee May File Proofs of Claim.
                      --------------------------------

        In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                (a) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

                (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 606.

        Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any proposal, plan of reorganization, arrangement, adjustment or composition or other similar arrangement affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

        505.  Trustee May Enforce Claims without Possession of Securities.
              -----------------------------------------------------------

        All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

        Section 506.  Application of Money Collected.
                      ------------------------------

        Subject to Article Twelve, any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

        FIRST:  To the payment of all amounts due the Trustee under Section 606;

        SECOND: To the payment of the amounts then due and unpaid upon the Securities for principal (and premium, if any) and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest; and

        THIRD:  The balance, if any, to the Company.

        Section 507.  Limitation on Suits.
                      -------------------

        No Holder of any Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Securities, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

                (b) the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                (c) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture except in the manner provided in this Indenture and for the equal and ratable benefit of all the Holders.

        Section 508.  Unconditional Right of Holders to Receive Principal,
                      ----------------------------------------------------
Premium and Interest.
- --------------------

        Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and interest on such Security on the respective due dates expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

        Section 509.  Restoration of Rights and Remedies.
                      ----------------------------------

        If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

        Section 510.  Rights and Remedies Cumulative.
                      ------------------------------

        Except as provided in Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

        Section 511.  Delay or Omission Not Waiver.
                      ----------------------------

        No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

        Section 512.  Control by Holders.
                      ------------------

        The Holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, PROVIDED that

                (a) such direction shall not be in conflict with any rule of law or with this Indenture or expose the Trustee to personal liability, and

                (b) subject to the provisions of Trust Indenture Act Section 315, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

        Section 513.  Waiver of Past Defaults.
                      -----------------------

        The Holders of not less than a majority in principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past Default or Event of Default hereunder and its consequences, except a Default or Event of Default

                (a) in the payment of the principal of (or premium, if any) or interest on any Security, or

                (b) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

        Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

        Section 514.  Undertaking for Costs.
                      ---------------------

        All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

Section 515.  Waiver of Stay, Extension or Usury Laws.
              ---------------------------------------

        The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantages of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                        ARTICLE SIX

                                        THE TRUSTEE

        Section 601.  Notice of Defaults.
                      ------------------

        Within 90 days after the occurrence of any Default that is known to the Trustee, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, notice of such Default; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

        Section 602.  Certain Rights of Trustee.
                      -------------------------

        Subject to the provisions of Trust Indenture Act Sections 315(a) through 315(d):

                (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document delivered by it to be genuine and to have been signed or presented by the proper party or parties;

                (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;

                (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be provided or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

                (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

                (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

                (h) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; and

                (i) the Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

        Section 603.  Not Responsible for Recitals or Issuance of Securities.
                      ------------------------------------------------------

        The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility and Qualification on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein.

        Section 604.  May Hold Securities.
                      -------------------

        The Trustee and any Paying Agent, Security Registrar or other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Trust Indenture Act Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

        Section 605.  Money Held in Trust.
                      -------------------

        Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

        Section 606.  Compensation and Reimbursement.
                      ------------------------------

        The Company agrees:

                (a) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                (b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                (c) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

        As security for the performance of the obligations of the Company under this Section, the Trustee shall have a claim prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of Holders of particular Securities.

        If the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in Section 501(f) or (g), the expenses and compensation for such services are intended to constitute expenses of administration under Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

        Section 607.  Conflicting Interests.
                      ---------------------

        The Trustee shall comply with the provisions of Section 310(b) of the Trust Indenture Act.

        Section 608.  Corporate Trustee Required; Eligibility.
                      ---------------------------------------

        There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under Trust Indenture Act Section 310(a)(1) and which shall have a combined capital and surplus of at least $20,000,000 and have its Corporate Trust Office located in The City of New York (or if its Corporate Trust Office shall not be located in The City of New York, which shall maintain an office in The City of New York where the Securities may be presented or surrendered and notices and demands hereunder may be made or served) to the extent there is such an institution eligible and willing to serve. If such corporation publishes reports of condition at least annually pursuant to law or to the requirements of Federal, State, Territorial or District of Columbia supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this

Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

        Section 609.  Resignation and Removal; Appointment of Successor.
                      -------------------------------------------------

                (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under
Section 610.

                (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                (c) The Trustee may be removed at any time by an Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and the Company.

                (d)  If at any time:

                     (1) the Trustee fails to comply with the provisions of Trust Indenture Act Section 310(b), or

                     (2)  the Trustee shall cease to be eligible under
        Section 608, or

                     (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any case, (i) the Company by a Board Resolution may remove the Trustee, or (ii), subject to Section 514, the Holder of any Security, on behalf of himself and all others similarly situated, petition any court of compe-
tent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with Section 610, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders of the Securities and so accepted appointment within 60 days, the Company or the Holders of at least 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first class mail, postage prepaid, to the Holders of Securities as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

        Section 610.  Acceptance of Appointment by Successor.
                      --------------------------------------

        Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; provided, however, that the retiring Trustee shall continue to be entitled to the benefit of Section 606(c). Such retiring Trustee shall, on request of the Company or the successor Trustee, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all such rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

        No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

        Section 611.  Merger, Conversion, Consolidation or Succession to
                      --------------------------------------------------
Business.
- --------

        Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

        Section 612.  Preferential Collection of Claims against Company.
                      -------------------------------------------------

        If and when the Trustee shall be or become a creditor of the Company
(or any other obligor under the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

                                ARTICLE SEVEN

                        HOLDERS' LISTS AND REPORTS
                          BY TRUSTEE AND COMPANY

        Section 701.  Disclosure of Names and Addresses of Holders.
                      --------------------------------------------

        Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders in accordance with Trust Indenture Act Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Trust Indenture Act Section 312.

        Section 702.  Reports by Trustee.
                      ------------------

        Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Securities, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, as provided in Trust Indenture Act Section 313(c), a brief report dated as of such May 15 if required by Trust Indenture Act Section 313(a).

        Section 703.  Reports by Company.
                      ------------------

        The Company shall:

                (a) file with the Trustee, within 30 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents or reports pursuant to either of such Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic infor-mation, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

                (b) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

                (c) transmit by mail to all Holders, as their names and addresses appear in the Security Register, within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Trust Indenture Act Section 313(c), such summaries of any information, documents and reports required to be filed by the Company pursuant to Subsections (a) and
(b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission. At the Company's request and at the Company's expense, the Trustee shall deliver such documents to the Holders.

                                ARTICLE EIGHT

                        CONSOLIDATION, MERGER, CONVEYANCE,
                                TRANSFER OR LEASE

        Section 801.  Company May Consolidate, etc., Only on Certain Terms.
                      ----------------------------------------------------

        The Company shall not consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets substantially as an entirety to any Person or group of affiliated Persons unless at the time and after giving effect thereto:

                (i) either (a) the Company shall be the continuing corporation or (b) the Person (if other than the Company) formed by such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or disposition shall have been made (the "Sur-viving Entity"), is a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and shall, in either case, expressly assume by supplemental indenture hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture shall remain in full force and effect;

                (ii) immediately prior to such transaction, and immediately after giving effect to such transaction on a PRO FORMA basis, no Default or Event of Default shall have occurred and be continuing;

                (iii) the Consolidated Fixed Charge Coverage Ratio of the Company (or the Surviving Entity if the Company is not the continuing obligor under this Indenture), for the four full fiscal quarters for which financial information in respect thereof is available immediately preceding such transaction, taken as one period, calculated on the assumption that such transaction had occurred on the first day of such four-quarter period, would be such that the Company would be entitled to incur, immediately following the transaction, $1.00 of additional Indebtedness under Section 1007 hereof;

                (iv) immediately after giving effect to such transaction on a PRO FORMA basis, the Consolidated Net Worth of the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) is at least equal to the Consolidated Net Worth of the Company immediately before such transaction; and

                (v) the Company has delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if one is required by this Section 801, comply with this Section 801 and that all conditions precedent herein provided for relating to such transaction have been complied with.

        Section 802.  Successor Substituted.
                      ---------------------

        Upon any consolidation or merger or any sale, assignment, transfer, lease or conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 801, the successor corporation formed by such consolidation or into which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein. When a successor assumes all the obligations of its predecessor under this Indenture and the Securities, the predecessor will be released from those obligations, PROVIDED that, in the case of a transfer by lease, the predecessor corporation shall not be released from the payment of principal of and interest on the Securities and amounts due to the Trustee up to the date of such transfer by lease under Section 6.06 hereof.

                                 ARTICLE NINE

                           SUPPLEMENTAL INDENTURES

        Section 901.  Supplemental Indentures without Consent of Holders.
                      --------------------------------------------------

        Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto in form satisfactory to the Trustee, for any of the following purposes:

                (a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities;

                (b) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein or in the Securities conferred upon the Company;

                (c) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; PROVIDED that, in each case, such provisions shall not adversely affect the interests of the Holders;

                (d)  to secure the Securities; or

                (e) to make any other change that does not adversely affect the rights of any Holder.

        Section 902.  Supplemental Indentures with Consent of Holders.
                      -----------------------------------------------

        With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities, by Act of such Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into one or more indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of waiving or modifying in any manner the rights of the Holders under this Indenture; PROVIDED, HOWEVER, that no such supplemental indenture, amendment or waiver shall, without the consent of the Holder of each Outstanding Security affected thereby:

                (a) change the Stated Maturity of the principal of, or any installment of interest on, any Security or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption
Date) or modify the obligation of the Company to purchase Securities under Sections 1014, 1015 and 1016 hereof;

                (b) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or

                (c) modify any of the provisions of this Section or Section 513 or Section 1019, except to increase any of the percentages set forth in such Sections or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Security affected thereby; or

                (d) modify any of the provisions of Article Twelve in a manner adverse to the Holders of the Securities.

        It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

        Section 903.  Execution of Supplemental Indentures.
                      ------------------------------------

        In executing, or accepting the additional trusts created by, a supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Trust Indenture Action Section 315(a) through 315(d) and Section 602 hereof) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

        Section 904.  Effect of Supplemental Indentures.
                      ---------------------------------

        Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

        Section 905.  Conformity with Trust Indenture Act.
                      -----------------------------------

        Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

        Section 906.  Reference in Securities to Supplemental Indentures.
                      --------------------------------------------------

        Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

                                ARTICLE TEN

                                COVENANTS

        Section 1001.  Payment of Principal, Premium and Interest.
                       ------------------------------------------

        The Company will duly and punctually pay the principal of (and premium, if any) and interest on the Securities in accordance with the terms of the Securities and this Indenture.

        The Company shall pay interest on overdue principal at the rate borne by the Securities; it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

        Section 1002.  Maintenance of Office or Agency.
                       -------------------------------

        The Company will maintain, in The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. If the Corporate Trust Office is located in New York City, then it shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

        The Company may from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Securities may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation; PROVIDED, HOWEVER, that no designation or recission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such office or agency.

        Section 1003.  Money for Security Payments to Be Held in Trust.
                       -----------------------------------------------

        Subject to Article Twelve, if the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

        Subject to Article Twelve, whenever the Company shall have one or more Paying Agents for the Securities, it will, on or before 11:00 a.m. New York City time on each due date of the principal of (and premium, if any) premium, if any) or interest on any Securities, deposit with a Paying Agent a sum in same day funds (or New York Clearing House funds if such deposit is made prior to the date on which such deposit is required to be made) sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

        The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying agent will, subject to Article Twelve:

                (a) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                (b) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment or principal (and premium, if any) or interest; and

                (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

        Subject to Article Twelve, the Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts at those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

        Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

        Section 1004.  Corporate Existence.
                       -------------------

        Subject to Article Eight, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and that of each Subsidiary of the Company and the corporate rights (charter and statutory), corporate licenses and corporate franchises of the Company and its Subsidiaries, except where a failure to do so, singly or in the aggregate, is not likely to have a materially adverse effect upon the business, assets, financial conditions or results of operations of the Company and the Subsidiaries taken as a whole determined on a consolidated basis in accordance with Generally Accepted Accounting Principles; PROVIDED that the Company shall not be required to preserve any such existence (except of the Company), right, license or franchise if the Board of Directors of the Company, or of the Subsidiary concerned, shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or such Subsidiary and that the loss thereof is not disadvantageous in any material respect to the Holders.

        Section 1005.  Payment of Taxes and Other Claims.
                       ---------------------------------

        The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon the income, profits or property of the Company or any of its Subsidiaries and (b) all material lawful claims for labor, materials and supplies, which, if unpaid, might by law become a lien upon the property of the Company or any of its Subsidiaries that could produce a material adverse effect on the consolidated financial condition of the Company; PROVIDED, HOWEVER, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

        Section 1006.  Maintenance of Properties.
                       -------------------------

        The Company shall cause all material properties owned by or leased to it or any Subsidiary of the Company and necessary in the conduct of its business or the business of such Subsidiary to be maintained and kept in normal condition, repair and working order, ordinary wear and tear excepted; PROVIDED that nothing in this Section shall prevent the Company or any Subsidiary of the Company from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors of the Company or the Subsidiary concerned, or of any officer (or other agent employed by the Company or any Subsidiary of the Company) of the Company or such Subsidiary having managerial responsibility for any such property, desirable in the conduct of the business of the Company or any Subsidiary of the Company and if such discontinuance or disposal is not adverse in any material respect to the Holders of the Securities.

        The Company shall provide or cause to be provided, for itself and any Subsidiaries of the Company, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties in the same general areas in which the Company or such Subsidiaries operate.

        Section 1007.  Limitation on Indebtedness.
                       --------------------------

        The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume, or directly or indirectly guarantee or in any other manner become directly or indirectly liable for the payment of (collectively, "incur"), any Indebtedness (excluding Permitted Indebtedness and including Acquired Indebtedness) unless, at the time of such event and after giving effect there to, on a pro forma basis the Company's Consolidated Fixed Charge
Coverage Ratio for the four full fiscal quarters for which financial information in respect thereof is available immediately preceding such event, taken as one period, calculated on the assumption that (i) such Indebtedness and any other outstanding Indebtedness incurred since the first day of such four-quarter period had been incurred on the first day of such four-quarter period, (ii) any acquisition or disposition by the Company and its Subsidiaries of any assets outside the ordinary course of business since the first day of such last four full fiscal quarters had been consummated on the first day of such four-quarter period and (iii) any prepayments of Indebtedness prior to the stated maturity thereof since the first day of such last four full fiscal quarters had occurred on the first day of such four-quarter period, is at least
1.80 to 1 if the Indebtedness is incurred on or prior to December 31, 1993 and
2.00 to 1 thereafter.

        Notwithstanding the foregoing, nothing in this Section shall prohibit the Company from allocating corporate overhead costs to any Subsidiary, provided that such allocations are in the ordinary course of business and consistent with past practice.

        Section 1008.  Limitation on Restricted Payments.
                       ---------------------------------

                (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly,

                        (i) declare or pay any dividend on, or make any distribution to holders of, any shares of the Company's Capital Stock (other than dividends or distributions payable in shares of its Capital Stock or in options, warrants or other rights to purchase such Capital Stock, but excluding dividends or distributions payable in Redeemable Capital Stock or in options, warrants or other rights to purchase Redeemable Capital Stock),

                        (ii) purchase, redeem or acquire or retire for value, any Capital Stock of the Company or any Subsidiary or any op-tions, warrants or other rights to acquire such Capital Stock,

                        (iii) declare or pay any dividend or distribution on any Capital Stock of any Subsidiary to any Person (other than the Company or any of its Specified Subsidiaries),

                        (iv) prepay, repay, redeem, defease or otherwise acquire or retire, for value prior to Stated Maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company that expressly ranks junior or PARI PASSU in right of payment to the Securities,

                        (v) incur, create or assume any guarantee of Indebtedness of any Affiliate (other than a Specified Subsidiary) PROVIDED, HOWEVER, that any Subsidiary may guarantee any Senior Indebtedness of the Company, or

                        (vi) make any Investment (other than any Permitted Investment) in any Person

(such payments or other actions described in the foregoing clauses (i) through (vi), are collectively referred to as "Restricted Payments"), unless at the time of and after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, shall be as determined by the Board of Directors of the Company, whose determination, if reasonable and based on the good faith business judgment of the Board of Directors, shall be conclusive, and evidenced by a Board Resolution), (1) no Default or Event of Default shall have occurred and be continuing or shall occur as a result of such Restricted Payment and (2) the aggregate amount of all Restricted Payments declared or made after the date hereof shall not exceed the sum of:

                (A) 35% of the Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning on January 1, 1993, and ending on the last day of the Company's last fiscal quarter ending prior to the date of such proposed Restricted Payment (or, if such aggregate cumulative Consoli-dated Net Income shall be a loss, minus 100% of such loss);

                (B) the aggregate net cash proceeds received after the date hereof by the Company from the issuance or sale (other than to any of its Subsidiaries) of shares of Capital Stock of the Company (other than Redeemable Capital Stock) or warrants, options or rights to purchase such shares of Capital Stock of the Company (other than Redeemable Capital Stock);

                (C) the aggregate net cash proceeds received after the date hereof by the Company as capital contributions to the Company;

                (D) the aggregate net cash proceeds received after the date hereof by the Company (other than from any of its Subsidiaries) upon the exercise of options, warrants or rights to purchase shares of Capital Stock of the Company (other than Redeemable Capital Stock); and

                (E) the aggregate net cash proceeds received after the date hereof by the Company from the issue or sale of debt securities or Redeemable Capital Stock that have been converted into or exchanged for Capital Stock of the Company (other than Redeemable Capital Stock), plus the aggregate cash received by the Company at the time of such conversion or exchange.

The foregoing provision will not be violated by reason of

                        (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such declaration date such declaration complied with the foregoing provision (in which event such dividend shall be deemed to have been paid on such date of declaration thereof for purposes of the foregoing provision);

                        (ii) a dividend of $15,000,000 to be paid by the Company to Bally Services Corporation out of the proceeds of the sale of the Securities by the Company;

                        (iii) the redemption, repurchase or other acquisition or retirement for value of any Capital Stock of a Specified Subsidiary, such redemptions, repurchases or other acquisitions or retirements for value in the aggregate not to exceed $1,000,000;

                        (iv) the redemption, repurchase or other acquisition or retirement for value of Subordinated Indebtedness of the Company made in exchange for, or out of proceeds of the substantially concurrent issue and sale (other than to a Subsidiary) of (A) shares of Capital Stock (other than Redeemable Capital Stock) of the Company, PROVIDED, HOWEVER, that any net cash proceeds from such issue are excluded from clause 2(B) of the preceding paragraph or (B) new Indebtedness of the Company, so long as (1) such Indebtedness is expressly subordinated to the Securities at least to the same extent as the Subordinated Indebtedness being so refinanced; (2) such Indebtedness has an Average Life to Stated Maturity equal to or greater than the remaining Average Life to Stated Maturity of the Securities; and (3) such Indebtedness has a final scheduled maturity which exceeds the final Stated Maturity of the Notes; or

                        (v) the advance, contribution or deposit of not more than an aggregate of $575,000 pursuant to the Master Agreement or any agreement entered into pursuant to the Master Agreement.

                The Restricted Payments described in clauses (i), (iii) and
(iv) and any payment made pursuant to clause (ii) under Section 1020 hereof shall be included in any computation of the aggregate amount of Restricted Payments by the Company and its Subsidiaries.

        Notwithstanding the foregoing, nothing in this Section shall prohibit the Company from allocating corporate overhead costs to any Subsidiary, PROVIDED that such allocations are in the ordinary course of business and consistent with past practice.

        Section 1009.  Limitation on Transactions with Affiliates.
                       ------------------------------------------

        The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company
(other than the Company or a Subsidiary) unless (i) such transaction or series of transactions is or are on the terms that are no less favorable to the Company or such Subsidiary, as the case may be, than could have been obtained at the time of such transaction or transactions in a comparable transaction in arm's-length dealings with an unaffiliated third party, (ii) with respect to any transaction or series of transactions involving aggregate payments in excess of $1,000,000, but less than $10,000,000, the Company delivers an Officers' Certificate to the Trustee certifying that such transaction or series of transactions complies with clause (i) above and that such transaction or series of transactions has received the approval of a majority of the Board of Directors of the Company and (iii) with respect to any transaction or series of transactions involving aggregate payments in excess of $10,000,000, the Company has received a written opinion of a nationally recognized expert with experience in appraising the terms and conditions of the transaction or series of transactions for which approval is required to the effect that the transaction or series of transactions are fair to the Company or such Subsidiary from a financial point of view; PROVIDED, HOWEVER, that the foregoing restriction shall not apply to (i) any transaction pursuant to agreements in place as of the date hereof, (ii) transactions entered into pursuant to the Master Agreement or any agreement entered into pursuant to the Master Agreement or (iii) any transaction with an officer or director of the Company or of any Subsidiary in their capacity as officer or director entered into in the ordinary course of business (including compensation and employee benefit arrangements with any officer or director of the Company or of any Subsidiary).

        Notwithstanding the foregoing, nothing in this Section shall prohibit the Company from engaging in transactions expressly permitted by Section 1008.

        Section 1010.  Limitation on Liens Securing Subordinated Indebtedness.
                       ------------------------------------------------------

        The Company will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any Lien of any kind (other than Permitted Liens) upon any of their respective assets now owned or acquired after the date hereof or any income or profits therefrom securing (i) any Subordinated Indebtedness of the Company, unless the Company provides, and causes its Subsidiaries to provide, concurrently or immediately thereafter, that the Securities are equally and ratably secured, PROVIDED that, if such Subordinated Indebtedness is expressly subordinated to the Securities, the Lien securing such Subordinated Indebtedness shall be subordinate and junior to the Lien securing the Securities with the same relative priority as such Subordinated Indebtedness shall have with respect to the Securities, and PROVIDED, FURTHER, that this clause (i) shall not be applicable to any Liens securing any such Indebtedness which became Indebtedness of the Company pursuant to a transaction subject to the provisions of Article Eight or which constitutes Acquired Indebtedness of the Company and which Liens were in existence at the time of such transaction (unless such Indebtedness was incurred or such Lien created in connection with, or in contemplation of, such transaction), so long as such Liens do not extend to or cover any property or assets of the Company or any Subsidiary of the Company other than property or assets acquired in such transaction; or (ii) any assumption, guarantee or other liability of any Subsidiary of the Company in respect of any Subordinated Indebtedness of the Company, unless a substantially similar assumption, guarantee or other liability of such Subsidiary in respect of the Securities, concurrently or immediately thereafter, shall be equally and ratably secured, PROVIDED that if such Subordinated Indebtedness is expressly subordinated in right of payment to the Securities, the Lien securing the assumption, guarantee or other liability of such Subsidiary in respect of such Subordinated Indebtedness shall be subordinate and junior to the Lien securing the assumption, guarantee or other liability of such Subsidiary in respect of the Securities with the same relative priority as such Subordinated Indebtedness shall have with respect to the Securities, and PROVIDED FURTHER that this clause (ii) shall not be applicable to Liens securing any such assumption, guarantee or other liability which existed at the time such Subsidiary be came a Subsidiary of the Company or which constitutes Acquired Indebtedness of a Subsidiary and which Liens were in existence at the time of such transaction (unless such assumption, guarantee or other liability was incurred or such Lien created in connection with, or in contemplation of, such person becoming a Subsidiary of the Company), so long as such Liens do not extend to or cover any property or assets of the Company or any Subsidiary of the Company other than the assets of such person.

        Section 1011.  Limitation on Other Senior Subordinated Indebtedness.
                       ----------------------------------------------------

        The Company will not create, incur, assume, guarantee or in any manner become liable with respect to any Indebtedness (other than the Securities) that is expressly subordinate in right of payment to any Senior Indebtedness unless such Indebtedness is also PARI PASSU with or subordinate in right of payment to the Securities, pursuant to subordination provisions substantially similar to those contained in Article Twelve.

        Section 1012.  Restriction on Preferred Stock of Subsidiaries.
                       ----------------------------------------------

        The Company will not permit any of its Subsidiaries to issue any Preferred Stock (other than to the Company or a wholly owned Subsidiary of the Company), or permit any Person (other than the Company or a wholly owned Subsidiary of the Company) to own or hold an interest in any Preferred Stock of any such Subsidiary, except for Preferred Stock issued by a Person prior to the time (a) such Person becomes a Subsidiary of the Company, (b) such Person merges with or into a Subsidiary of the Company or (c) a Subsidiary of the Company merges with or into such Person, PROVIDED that such Preferred Stock was not issued by such Person in anticipation of the type of transaction contemplated by clause (a), (b) or (c) of this Section 1012.

        Section 1013. Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries.
                       ------------------------------------------------------

        The Company will not, and will not permit any Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind, on the ability of any Subsidiary to (a) pay dividends or make any other distribution on its Capital Stock, (b) pay any Indebtedness owed to the Company or any other Subsidiary, (c) make any Investment in the Company or any other Subsidiary, (d) transfer any of its property or assets to the Company or any other Subsidiary or (e) guarantee any Indebtedness of the Company or any of its Subsidiaries, except (i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the date hereof, including the 1993 Credit Agreement; (ii) any encumbrance or restriction, with respect to a Subsidiary that is not a subsidiary of the Company on the date hereof, in existence at the time such Person becomes a Subsidiary of the Company or created on the date it becomes a Subsidiary; (iii) secured Indebtedness otherwise permitted to be incurred pursuant to this Indenture that limits the right of the debtor to dispose of the assets securing such Indebtedness; (iv) customary non-assignment provisions restricting subletting or assignment of any lease or assignment of any contract of any Subsidiary; (v) customary net worth provisions contained in leases and other agreements entered into by a Subsidiary in the ordinary course of business; (vi) customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary; (vii) customary provisions in instruments or agreements relating to a Lien created, incurred or assumed in accordance with this Indenture prohibiting the transfer of the property subject to such Lien; and (viii) any encumbrance or restriction pursuant to any agreement that extends, refinances, renews or replaces any agreement containing any of the restrictions described in the foregoing clauses (i) through (vii), PROVIDED that the terms and conditions of any such restrictions are not less favorable to the Holders of the Securities than those under or pursuant to the agreement extended, refinanced, renewed or replaced.

        Section 1014.  Maintenance of Consolidated Net Worth.
                       -------------------------------------

        If the Company's Consolidated Net Worth at the end of each of any two consecutive fiscal quarters (the last day of such second fiscal quarter being referred to as the "Acceleration Date"), plus an amount equal to any one-time adjustment decreasing Consolidated Net Worth necessary to reflect the adoption of Statement of Financial Accounting Standards No. 109, "Accounting for Income

Taxes," is less than $185,000,000, then the Company shall make an offer to all Holders (an "Offer") to acquire on a pro rata basis on or before the last day of the next following fiscal quarter, or, if such second fiscal quarter ends on the last day of the Company's fiscal year, 120 days following the last day of such second fiscal quarter (the "Accelerated Payment Date"), Securities in an aggregate principal amount equal to 10% of the aggregate principal amount of the Securities, or such lesser principal amount as may be outstanding at the Acceleration Date, at a purchase price of 100% of principal amount, plus accrued interest to the Accelerated Payment Date (the "Accelerated Payment"). The Company may credit against any Accelerated Payment the principal amount of
(i) Securities acquired by the Company and surrendered for cancellation otherwise than pursuant to this Section 1014 or (ii) Securities redeemed or called for redemption, in each case at least 60 days before the Accelerated Payment Date. The Company, however, may not credit a specific Security against more than one Accelerated Payment. In no event shall the failure to meet the minimum Consolidated Net Worth stated above at the end of any fiscal quarter be counted toward the making of more than one Offer. The Company shall notify the Trustee promptly after the occurrence of any of the events specified in this
Section 1014. If the Accelerated Payment Date is on or after an interest payment record date and on or before the related interest payment date, any accrued interest will be paid to the person in whose name a Security is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender notes pursuant to the Offer.

        The Company shall provide the Trustee with notice of the Offer at least 60 days before any such Accelerated Payment Date and at least 10 days before the notice of any Offer is mailed to Holders. Such notice to the Trustee from the Company shall state whether the Company elects to credit its obligation to repurchase Securities as provided above and set forth the amount of the credit and the basis provided above for such credit (including identification of any previously cancelled Securities not theretofore made the basis for the credit to an Accelerated Payment), and shall be delivered together with any Securities required to be delivered to the Trustee for cancellation as provided above that are to be made the basis for such credit to an Accelerated Payment.

        Notice of an Offer shall be mailed by the Company to all Holders and the Trustee not less than 30 days nor more than 60 days before the Accelerated Payment Date at their last registered address. At the Company's request and at the Company's expense, the Trustee shall make such mailing. The Offer shall remain open from the time of mailing until five days before the Accelerated Payment Date. The notice shall be accompanied by a copy of the information regarding the Company required to be contained in a Quarterly Report on Form 10-Q for the fiscal quarter ending on the Acceleration Date if the Acceleration Date is the end of one of the Company's first three fiscal quarters. If the Acceleration Date is the end of the Company's fourth fiscal quarter, a copy of the information required to be contained in an annual report to shareholders pursuant to Rule 14a-3 under the Exchange Act for the fiscal year ending with the Acceleration Date shall accompany the notice. The notice shall contain all instructions and materials necessary to enable such Holders to tender
Securities pursuant to the Offer. The notice, which shall govern the terms of the Offer, shall state:

          (1)  that the Offer is being made pursuant to this Section 1014;

          (2) the Accelerated Payment, the purchase price (including the amount of accrued interest) and the Accelerated Payment Date;

          (3) that any Security not tendered or accepted for payment will continue to accrue interest;

          (4) that, unless the Company defaults in the making of the Accelerated Payment, any Security accepted for payment pursuant to the Offer shall cease to accrue interest after the Accelerated Payment Date;

          (5) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than three days prior to the Accelerated Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Hold-er delivered for purchase and a statement that such Holder is withdrawing his election to have the Security purchased;

          (6) that if Securities in a principal amount in excess of the Accelerated Payment are tendered pursuant to the Offer, the Company shall purchase Securities on a pro rata basis (with such adjustments as may be deemed appropriate by the Company and the Trustee so that only Securities in denominations of $1,000 or integral multiples of $1,000 shall be acquired); and

          (7) that Holders whose Securities were purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

        Before an Accelerated Payment Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Offer (on a pro rata basis if required pursuant to paragraph (6) above), (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so accepted and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the purchase price, and the Company shall execute and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Offer on the Accelerated Payment Date. For purposes of this Section 1014, the Trustee shall act as the Paying Agent.

        Section 1015.  Change in Control.
                       -----------------

        Following the occurrence of any Change in Control, each Holder shall have the right to require the Company to purchase such Holder's Outstanding Securities at a purchase price equal to 101% of the aggregate principal amount of such Outstanding Securities, plus accrued and unpaid interest to the date of purchase. The Company shall purchase such Securities on a date (the "Change in Control Payment Date") 20 Business Days after the mailing of the notice described in the next succeeding paragraph by mailing or delivering payment for all Securities properly delivered to the Company pursuant hereto. If the Change in Control Payment Date is on or after an interest payment record date and on or before the related Interest Payment Date, any accrued interest will be paid to the person in whose name a Security is registered at the close of business on such record date, and no additional interest will be payable to Holders who deliver Securities pursuant hereto. Prior to the mailing of the notice to Holders provided in the next paragraph, but in any event within 30 days following any Change in Control, the Company shall (i) prepay in full in cash all Senior Indebtedness of the Company under the 1993 Credit Agreement and the other Credit Documents or offer to repay in full all such Senior Indebtedness and repay the Senior Indebtedness of each lender who has accepted such offer or (ii) obtain the requisite consent under the 1993 Credit Agreement to permit the repurchase of the Securities as provided for in the next paragraph.

        Within 30 days after any Change in Control, whether or not the Company has complied with the provisions of clause (i) or (ii) of the last sentence of the preceding paragraph, the Company (with notice to the Trustee), or the Trustee at the Company's request and at the Company's expense, will mail or cause to be mailed to all Holders on the date of the Change in Control a notice of the occurrence of such Change in Control and of the Holders' rights arising as a result thereof. Such notice will contain all instructions and materials necessary to enable Holders to deliver their Securities to the Company for purchase. Such notice shall state:

          (1)  the events causing such Change in Control;

          (2)  the purchase price and the Change in Control Payment Date;

          (3)  that any Security not purchased will continue to accrue interest;

          (4) that any Security purchased shall cease to accrue interest on the Change in Control Payment Date;

          (5) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the day before the Change in Control Payment Date, or such longer period as may be required by law, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the certificate number and the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Security purchased; and

          (6) that Holders whose Securities were purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

        On or before a Change in Control Payment Date, the Company shall (i) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof which are to be purchased on such date and (ii) deliver to the Trustee such Securities together with an Officers' Certificate stating the Securities or portions thereof purchased by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so purchased payment in an amount equal to the purchase price, and the Company shall execute and the Trustee shall promptly authenticate and mail or deliver to Holders of Securities purchased only in part, a new Security equal in principal amount to any unpurchased portion of the Security surrendered. For purposes of this Section 1015, the Trustee shall act as the Paying Agent.


        Section 1016.  Limitation on Use of Proceeds from Asset Sales.
                       ---------------------------------------------

        The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, consum-mate any Asset Sale unless (i) 90% of the Net Proceeds from the Asset Sale are received in cash ("Cash Net Proceeds") at closing and (ii) the consideration received from such Asset Sale is at least equal to the Fair Market Value of the property sold as determined by a Board Resolution of the Company. For purposes hereof, Net Proceeds in the form of notes or other obligations that are converted by the Company or Subsidiary receiving the same into cash within 60 days of the consummation of an Asset Sale shall be deemed to be cash, and such notes or other obligations shall be valued at their face value for purposes of determining the amount of Net Proceeds and shall be valued at an amount equal to cash actually received for purposes of determining whether the percentage test is met.

        If all or a portion of the Cash Net Proceeds of any Asset Sale are not required to be applied to permanently repay outstanding Senior Indebtedness as required by the terms thereof, or the Company determines not to apply such Cash Net Proceeds to the prepayment of such Senior Indebtedness or if no such Senior Indebtedness is outstanding, then the Company may within one year of the Asset Sale, invest (or enter into a legally binding agreement to invest) the Cash Net Proceeds in properties and assets that (as determined by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in the businesses of the Company and Subsidiaries existing on the date hereof or businesses relating to the businesses existing on the date hereof. If any such legally binding agreement to invest any Cash Net Proceeds is terminated, then the Company may invest such Cash Net Proceeds, prior to the end of such one-year period or six months from such termination, whichever is later, in the businesses of the Company and Subsidiaries or as provided above. In the event that the Company uses Net Proceeds to repay or prepay outstanding Senior Indebtedness, such repayment or prepayment shall permanently reduce availability of credit under the instrument governing such Senior Indebtedness, PROVIDED, HOWEVER, the Company is permitted to have the ability to borrow up to a total of $40,000,000 of Senior Indebtedness at any time after any such repayment or prepayment, if such repayment or prepayment results in total Senior Indebtedness being less than $40,000,000. The amount of such Cash Net Proceeds neither used to repay or prepay Senior Indebtedness nor used or invested as set forth in this paragraph constitutes "Excess Proceeds."

        When the aggregate amount of Excess Proceeds equals $20,000,000 or more, the Company shall apply the Excess Proceeds to an offer to purchase Securities (an "Excess Proceeds Offer") in an aggregate principal amount equal to the Excess Proceeds at a purchase price of 100% of the principal amount of such Securities plus accrued and unpaid interest to the date of purchase (the "Asset Sale Payment"). Not more than 30 days after the obligation to make an Excess Proceeds Offer is triggered, the Company will mail to all Holders a notice of the Excess Proceeds Offer, setting a payment date (an "Asset Sale Payment Date") not earlier than 45 days and not later than 60 days after such notice is mailed and stating the Holders' rights arising under the Excess Proceeds Offer.

        Notice of an Excess Proceeds Offer shall be mailed by the Company, or, at the Company's request and at the Company's expense, by the Trustee, to all Holders at their last registered address. The Offer shall remain open from the time of mailing until five days before the Asset Sale Payment Date. The notice shall be accompanied by a copy of the information regarding the Company required to be contained in a Quarterly Report on Form 10-Q (x) for the Company's first fiscal quarter if the Asset Sale Payment Date is on or after the end of the Company's second fiscal quarter but before the end of the Company's third fiscal quarter, (y) for the Company's second fiscal quarter if the Asset Sale Payment Date is on or after the end of the Company's third fiscal quarter but before the end of the Company's last fiscal quarter or (z) for the Company's third fiscal quarter if the Asset Sale Payment Date is on or after the end of the Company's last fiscal quarter but before the end of the Company's first fiscal quarter for the next fiscal year. If the Asset Sale Payment Date is on or after the end of the Company's first fiscal quarter but before the end of the Company's second fiscal quarter, a copy of the information required to be contained in an annual report to shareholders pursuant to Rule 14a-3 under the Exchange Act for the fiscal year ending immediately prior to such Asset Sale Payment Date shall accompany the notice. The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Excess

Proceeds Offer. The notice, which shall govern the terms of the Excess Proceeds Offer, shall state:

          (1)  that the Excess Proceeds Offer is being made pursuant to this
               Section 1016;

          (2) the Asset Sale Payment, the purchase price (including the amount of accrued interest) and the Asset Sale Payment Date;

          (3) that any Security not tendered or accepted for payment will continue to accrue interest;

          (4) that, unless the Company defaults in the making of the Asset Sale Payment, any Security accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest after the Asset Sale Payment Date;

          (5) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than three days prior to the Asset Sale Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Security purchased;

          (6) that if Securities in a principal amount in excess of the Asset Sale Payment are tendered pursuant to the Excess Proceeds Offer, the Company shall purchase Securities on a pro rata basis (with such adjustments as may be deemed appropriate by the Company and the Trustee so that only Securities in denominations of $1,000 or integral multiples of $1,000 shall be acquired); and

          (7) that Holders whose Securities were purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

        Before an Asset Sale Payment Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Excess Proceeds Offer (on a pro rata basis if required pursuant to paragraph (6) above), (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so accepted and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the purchase price, and the Company shall execute and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Excess Proceeds Offer on the Asset Sale Payment Date. For purposes of this Section 1016, the Trustee shall act as the Paying Agent.

        To the extent that the aggregate price of the Securities tendered pursuant to an Excess Proceeds Offer is less than the Excess Proceeds relating thereto (such shortfall constituting a "Deficiency"), the Company may use such Deficiency, or a portion thereof, for general corporate purposes of the Company and its Subsidiaries. Upon completion of the purchase of all the Securities tendered pursuant to an Excess Proceeds Offer, the amount of Excess Proceeds shall be reset at zero.

        Whenever the Excess Proceeds received by the Company exceed $5 million, such Excess Proceeds shall be set aside by the Company in a separate account pending (i) deposit with the paying agent of the amount required to purchase the Securities tendered in an Excess Proceeds Offer and (ii) application, as set forth above, of Excess Proceeds for general corporate purposes. Such Excess Proceeds may be invested in those Permitted Investments described in paragraph
(v) of the definition thereof provided that the maturity date of any investment made after the amount of Excess Proceeds exceeds $10 million shall not be later than the payment date. The Company shall be entitled to any interest or dividends accrued, earned or paid on such Permitted Investments.

        The Company will not, and will not permit any Subsidiary to, create or permit to exist or become effective any restriction (other than restrictions existing under (i) Indebtedness as in effect on the date of the Indenture as such Indebtedness may be refinanced from time to time or (ii) any Senior Indebtedness existing on the date hereof or thereafter, in each case, provided that such restrictions are no less favorable to the Holders of the Securities than those existing on the date hereof) that would materially impair the ability of the Company to make an Excess Proceeds Offer to purchase the Securities upon an Asset Sale or, if such Excess Proceeds Offer is made, to pay for the Securities tendered for purchase.

        Asset Sales generating Net Cash Proceeds of an aggregate of less than $1,000,000 per fiscal year, up to $10,000,000 in the aggregate over the term of the Securities, shall not be included as Asset Sales for the purposes of this
Section 1016.

        Notwithstanding the foregoing, the Company will not, and will not permit any Subsidiary to, directly or indirectly, make any Asset Sale of any of the Capital Stock of a Subsidiary except pursuant to an Asset Sale of all the Capital Stock of such Subsidiary owned by the Company or except in the creation of a Permitted Joint Venture under "Limitation on Joint Ventures".


        Section 1017.  Compliance with Securities Laws upon Purchase of
                       Securities.
                       ------------------------------------------------

        In connection with any offer to purchase or purchase of Securities under
Section 1014, 1015 or 1016 hereof, the Company shall (i) comply with Rule 14e-1 under the Exchange Act and (ii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Section 1014, 1015 and 1016 to be exercised in the time and in the manner specified in Sections 1014, 1015 and 1016.

        Section 1018. Statement as to Compliance; Notice of Default; Provision of Financial Statements.
                       ----------------------------------------------

        (a) The Company will deliver to the Trustee, within 120 days after the end of each fiscal year ending after the date hereof, a brief certificate of its principal executive officer, principal financial officer or principal accounting officer stating whether, to such officer's knowledge, the Company is in compliance with all covenants and conditions to be complied with by it under this Indenture. For purposes of this Section 1018, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

                (b) If a Default has occurred and is continuing, or if the Trustee, any Holder or the trustee for or the holder of any other evidence of Indebtedness of the Company (other than Indebtedness in the aggregate principal amount of less than $25,000,000) gives any notice or takes any other action with respect to a claimed default, the Company shall deliver to the Trustee an Officers' Certificate specifying such Default, notice or other action within five Business Days of its occurrence.

                (c) The Company shall supply without cost to each Holder of the Securities, and file with the Trustee within 30 days after the Company is required to file the same with the Commission, copies of the annual reports and quarterly reports and of the information, documents and other reports which the Company may be required to file with the Commission pursuant to
Section 13(a), 13(c) or 15(d) of the Exchange Act.

                (d) If the Company is not required to file with the Commission such reports and other information referred to in Section 1018(c), the Company shall furnish without cost to each Holder of the Securities and file with the Trustee (x) if Bally Services Corporation is or becomes subject to the reporting requirements of the Exchange Act, so long as the Company is a wholly owned subsidiary of Bally Services Corporation and the capital stock of the Company constitutes substantially all of the assets of Bally Services Corporation, within 30 days after Bally Services Corporation is required to file the same with the Commission, copies of the annual reports and quarterly reports and of the information, documents and other reports which Bally Services Corporation may be required to file with the Commission pursuant to
Section 13(a), 13(c) or 15(d) of the Exchange Act and (y) otherwise, (i) within 120 days after the end of each fiscal year, annual reports containing the information required to be contained in Form 10-K promulgated under the Exchange Act, or substantially the same information required to be contained in comparable items of any successor form, (ii) within 60 days after the end of each of the first three fiscal quarters of each fiscal year, quarterly reports containing the information required to be contained in Form 10-Q promulgated under the Exchange Act, or substantially the same information required to be contained in any successor form and (iii) promptly from the time after the occurrence of an event required to be therein reported, such other reports containing information required to be contained in Form 8-K promulgated under the Exchange Act, or substantially the same information required to be contained in any successor form. All quarterly and annual reports shall contain in the Management's Discussion and Analysis of Results of Operations and Financial Condition information with respect to Cash EBITDA. The Company shall also make such reports available to prospective purchasers of the Securities, securities analysts and broker-dealers upon their request.

        At the Company's request and at the Company's expense, the Trustee shall deliver to the Holders the documents required to be delivered by the Company pursuant to this Section.

        Section 1019.  Waiver of Certain Covenants.
                       ---------------------------

        The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 1007 through 1013 and 1020 if, before or after the time for such compliance, the Holders of a majority in aggregate principal amount of the Securities at the time outstanding shall, by Act of such Holders, waive such compliance in such instance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

        Section 1020.  Limitation on Joint Ventures.
                       ----------------------------

        The Company will not make, and will not permit any Subsidiary to make, any Investments in Permitted Joint Ventures if, at the time thereof, the aggregate amount of such Investments exclusive of any undistributed profits would exceed the sum of (i) $9,000,000 plus

(ii) the amount of Restricted Payments then permitted to be made pursuant to Section 1008 hereof. Any Investments in Joint Ventures permitted to be made pursuant to this provision may be made in cash or property.

                                        ARTICLE ELEVEN

                                REDEMPTION OF SECURITIES

        Section 1101.  Right of Redemption.
                       --------------------

        The Securities may be redeemed at the election of the Company as a whole or from time to time in part subject to the conditions and at the Redemption Prices specified in the form of Security, together with accrued interest to the Redemption Date.

        Section 1102.  Applicability of Article.
                       ------------------------

        Redemption of Securities at the election of the Company, as permitted by any provision of this Indenture, shall be made in accordance with such provision and this Article.

        Section 1103.  Election to Redeem; Notice to Trustee.
                       -------------------------------------

        The election of the Company to redeem any Securities pursuant to
Section 1101 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 60 days prior to the Redemption Date fixed by it (unless a shorter notice period shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed.

        Section 1104.  Selection by Trustee of Securities to Be Redeemed.
                       -------------------------------------------------

        If less than all the Securities are to be redeemed, the particular Securities or portions thereof to be redeemed shall be selected not more than 60 days and not less than 30 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption, either pro rata or by lot, and the amounts to be redeemed may be equal to $1,000 or any integral multiple thereof.

        The Trustee shall promptly notify the Company and the Security Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

        For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

        Section 1105.  Notice of Redemption.
                       --------------------

        Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of the Securities to be redeemed, at his address appearing in the Security Register.

        All notices of redemption shall state:

                (a)  the Redemption Date;

                (b)  the Redemption Price;

                (c) if less than all Outstanding Securities are to be redeemed, the identification (and, in the case of a Security to be redeemed in part, the principal amount) of the particular Securities to be redeemed;

                (d) that on the Redemption Date the Redemption Price will become due and payable upon each such Security or portion thereof, and that interest thereon shall cease to accrue on and after said date; and

                (e) the place or places where such Securities are to be surrendered for payment of the Redemption Price.

        Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at its request, by the Trustee in the name and at the expense of the Company.

        Section 1106.  Deposit of Redemption Price.
                       ---------------------------

        At or prior to 11:00 a.m. New York City time on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money in same day funds (or New York Clearing House funds if such deposit is made prior to the applicable Redemption
Date) sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities or portions thereof which are to be redeemed on that date.

        Section 1107.  Securities Payable on Redemption Date.
                       -------------------------------------

        Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price together with accrued interest to the Redemption Date; PROVIDED, HOWEVER, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 307.

        If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Redemption Date at the rate borne by such Security.

        Section 1108.  Securities Redeemed in Part.
                       ---------------------------

        Any Security which is to be redeemed only in part shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to
Section 1002 (with, if the Company, the Security Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Compa-ny, the Security Registrar or the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

                                ARTICLE TWELVE

                                SUBORDINATION

        Section 1201.  Securities Subordinate to Senior Indebtedness.
                       ---------------------------------------------

        Anything in this Indenture or the Securities to the contrary notwithstanding, the Company covenants and agrees, and each Holder of a Security, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article, the indebtedness represented by the Securities and the payment of the principal of (and premium, if any) and interest on (including any payments required under any provision of this Indenture and the Securities, including Sections 1014, 1015 and 1016) each and all of the Securities and other amounts owed by the Company under this Indenture and the Securities are hereby expressly made subordinate and subject in right of payment to the prior payment in full in cash of all Senior Indebtedness (including any interest accruing after the occurrence of an Event of Default under Section 501(f) or (g), whether or not such interest is an allowed claim enforceable against the debtor in a case brought under the Federal Bankruptcy Code).

        As used in this Indenture and the Securities, "paying the Securities", "payment of the Securities" and similar phrases mean any direct or indirect payment or distribution by or on behalf of the Company on account of principal of (or premium, if any) or interest on the Securities or other amounts owed by the Company under this Indenture and the Securities (other than amounts owing to the Trustee pursuant to Section 606 hereof) or to acquire or repurchase pursuant to the provisions of this Indenture or redeem, retire or defease all portion of the Securities or to make any deposit, payment or transfer in furtherance of any of the foregoing.

        This Article Twelve shall constitute a continuing offer to all Persons who become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness and such holders are made obligees hereunder and any one or more of them may enforce such provisions. Holders of Senior Indebtedness need not prove reliance on the subordination provisions hereof.

        Section 1202.  Payment Over of Proceeds upon Dissolution, etc.
                       ----------------------------------------------

        In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, then and in any such event:

                (1) the holders of Senior Indebtedness shall be entitled to receive payment in full in cash of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision shall be made for such payment in accordance with the instruments governing such Senior Indebtedness, before the Holders of the Securities are entitled to receive any payment on account of principal of (or premium, if any) or interest on the Securities or other amounts owed by the Company under this Indenture and the Securities (other than amounts owing to the trustee pursuant to Section 606 hereof); and

                (2) any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee would be entitled but for the provisions of this Article Twelve, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Securities (except for any such payment or distribution (x) authorized by an order or decree giving effect, and stating in such order or decree that effect is given, to the subordination of the Securities to the Senior Indebtedness, and made by a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law, or (y) of securities that are subordinated, to at least the same extent as the Securities, to the payment in cash of all Senior Indebtedness then outstanding), shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their Representative or Representatives, ratably according to the aggregate amounts remaining unpaid on the Senior Indebtedness, for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full in cash, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

                (3) in the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Security shall have received any such payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (other than payments or distributions authorized by an order or decree giving effect to the subordination or payments or distributions of securities that are subordinated to the payment in cash of all Senior Indebtedness, all as described in paragraph (2) above), including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Securities, before all Senior Indebtedness is paid in full in cash or payment thereof provided for, then and in such event such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their Representative or Representatives, ratably according to the aggregate amount remaining unpaid on the Senior Indebtedness, for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full in cash, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

                The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another corporation upon the terms and conditions set forth in Article Eight shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Company for the purposes of this Section if the corporation formed by such consolidation or into which the Company is merged or the corporation which acquires substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in Article Eight.

        Section 1203.  No Payment When Specified Senior Indebtedness in Default.
                       --------------------------------------------------------

        (i) In the event of and during the continuation of any default in the payment of any Specified Senior Indebtedness beyond any applicable grace period with respect thereto ("payment default"), or (ii) in the event that any other event of default with respect to any Specified Senior Indebtedness shall have occurred and be continuing that permits the holders of such Specified Senior Indebtedness (or a trustee on behalf of such holders) to declare such Specified Senior Indebtedness due and payable prior to the date on which it would otherwise have become due and payable, and written notice thereof shall have been given to each of the Company and the Trustee by (a) in the case of the 1993 Credit Agreement, the Bank Agent under the 1993 Credit Agreement, or (b) in the case of any other issue of Specified Senior Indebted-ness, the Representative for, or the holders of at least a majority of the principal amount of, the Specified Senior Indebtedness (the "Payment Notice"), then no payment shall be made by or on behalf of the Company on the Securities (except from those funds held in trust for the benefit of the Holders of any Securities to such Holders pursuant to the provisions of Article Four or Article Thirteen) until (x) in case of a payment default described in clause
(i), unless and until such payment default shall have been cured or waived or shall have ceased to exist or the holders of such Specified Senior Indebtedness or their Representative have waived the benefits of this Section, or (y) in case of an event of default specified in clause (ii), until the earlier of (1) 179 days after the date on which a Payment Notice shall have been given and
(2) the date, if any, on which such event of default is waived by the holders of such Specified Senior Indebtedness or otherwise cured or has ceased to exist or the Specified Senior Indebtedness to which such event of default relates is discharged by payment in full in cash (PROVIDED that further written notice relating to the same or any other event of default specified in clause
(ii) above with respect to any Specified Senior Indebtedness received by the Company or the Trustee within 360 days after such prior receipt of a Payment Notice shall not be effective to further prohibit such payments, and PROVIDED, FURTHER, that if at least $40,000,000 is owed under the 1993 Credit Agreement, only the Bank Agent may deliver a Payment Notice, and PROVIDED, FURTHER, that further written notice relating to the same event of default or any other event of default specified in clause (ii) above existing or continuing on the date of receipt of the Payment Notice, whether or not received by the Company or Trustee within 360 days after prior receipt of a Payment Notice, shall not be effective to further prohibit such payments unless all events of default shall have been cured or waived after such date for a period of not less than 90 consecutive days).

        In the event that, notwithstanding the foregoing, any payment or distribution shall be made by or on behalf of the Company to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section, then and in such event such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their Representative or Representatives, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness, for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full in cash, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

        The provisions of this Section shall not apply to any payment with respect to which Section 1202 would be applicable.

        Section 1204.  Payment Permitted If No Default.
                       -------------------------------

        Nothing contained in this Article or elsewhere in this Indenture or in any of the Securities shall prevent the Company, at any time except under the circumstances described in Section 1202 or under the conditions described in
Section 1203, from making payments at any time of principal of (and premium, if any) or interest on the Securities or other amounts owed by the Company under this Indenture and the Securities (other than amounts owing to the Trustee pursuant to Section 606 hereof).

        Section 1205.  Subrogation to Rights of Holders of Senior Indebtedness.
                       -------------------------------------------------------

        Subject to the payment in full of all Senior Indebtedness in cash, the Holders of the Securities shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of (and premium, if any) and interest on the Securities shall be paid in full. For purposes of such subrogation, no payment or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Indebtedness by Holders of the Securities or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

        Section 1206.  Provisions Solely to Define Relative Rights.
                       -------------------------------------------

        The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Senior Indebtedness on the other hand.
Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the holders of the Securities the principal of (and premium, if any) and interest on the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the express limitations set forth in Article Five and to the rights, if any, under this Article of the holders of Senior Indebtedness.

        Section 1207.  Trustee to Effectuate Subordination.
                       -----------------------------------

        Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

        Section 1208.  No Waiver of Subordination Provisions.
                       -------------------------------------

        No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

        Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter or increase, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) release any Person liable in any manner for the collection of Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Company and any other Person.

        Section 1209.  Notice to Trustee.
                       -----------------

        The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 601, shall be entitled in all respects to assume that no such facts exist; PROVIDED, HOWEVER, that if the Trustee shall not have received the notice provided for in this Section at least one Business Day prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any) or interest on any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be af-fected by any notice to the contrary which may be received by it within one Business Day prior to such date.

        Subject to the provisions of Section 601, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request that such Person furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

        Section 1210.  Reliance on Judicial Order or Certificate of
                       --------------------------------------------
Liquidating Agent.
- -----------------

        Upon any payment or distribution of assets or securities of the Company referred to in Section 1202, the Trustee, subject to the provisions of Section 601, and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

        Section 1211.  Rights of Trustee as a Holder of Senior Indebtedness;
                       -----------------------------------------------------
Preservation of Trustee's Rights.
- --------------------------------

        The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

        Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 606.

        Section 1212.  Article Applicable to Paying Agents.
                       -----------------------------------

        In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; PROVIDED, HOWEVER, that the proviso clause in Section 1209 and Section 1211 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

                                ARTICLE THIRTEEN

                                   DEFEASANCE

        Section 1301.  Defeasance and Discharge.
                       ------------------------

        The Company may, at its option by Board Resolution, at any time, elect to have either paragraph (a) or (b) below applied to the outstanding
Securities upon compliance with the conditions set forth in Section 1302 below.

                (a)  Upon exercise of the option applicable to this paragraph
(a), the Company shall be deemed to have been released and discharged from its obligations with respect to the Outstanding Securities on the date the conditions set forth below are satisfied (hereinaf-ter, "legal defeasance"). For this purpose, the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 1303 and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of Outstanding Securities to receive solely from the trust fund described in
Section 1302 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest on such Securities when such payments are due, (ii) the Company's obligations with respect to such Securities under Sections 304, 305, 306, 1002 and 1003, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith, including, but not limited to, the obligations contained in Section 6.06 and (iv) this Article Thirteen.

                (b)  Upon exercise of the option applicable to this paragraph
(b), the Company shall be released and discharged from its obligations under any covenant contained in Article Eight and in Sections 1004 through 1016 with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Securities shall thereafter be deemed to be not "Outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders of Securities (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 501, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

                Section 1302.  Conditions to Defeasance.
                               ------------------------

                The following shall be the conditions to application of either paragraph (a) or (b) of Section 1301 to the Outstanding Securities:

                (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 608 who shall agree to comply with the provisions of this Article Thirteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) cash in U.S. Dollars in an amount, (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash in U.S. Dollars in an amount, or (C) a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge the principal of (and premium, if any) and interest on the Outstanding Securities on the Stated Maturity of such principal (and premium, if any) or installment of interest or upon redemption on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities; PROVIDED that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities. For this purpose, "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (y) obliga-
tions of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; PROVIDED that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt;

        (2) In the case of an election under paragraph (a) of Section 1301 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date hereof there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

        (3) In the case of an election under paragraph (b) of Section 1301 above, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

                (4) No Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as Subsection 501(f) or 501(g) is concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

                (5) Such defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound; and

                (6) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the defeasance under
        Section 1301 have been complied with.

                Section 1303.  Deposited Money and U.S. Government Obligations
                               -----------------------------------------------
to Be Held in Trust; Other Miscellaneous Provisions.
- ---------------------------------------------------

        Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1303, the "Trustee") pursuant to Section 1302 in respect of the Outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law. Money and U.S. Government Obligations so held in trust are not subject to Article Twelve.

        The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 1302 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

        Anything in this Article Thirteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in
Section 1302 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 1302(l)), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

        The Trustee and the Paying Agent shall pay to the Company any money held by them for the payment of principal or interest on the Securities that remains unclaimed for two years, PROVIDED that the Company shall have first caused notice of such payment to be published once in a newspaper of general circulation in the City of New York or mailed to each Holder entitled thereto no less than 30 days prior to such repayment. After that, Holders entitled to the money must look to the Company for payment as general creditors unless otherwise provided by law.

        Section 1304.  Reinstatement.
                       -------------

        If the Trustee or Paying Agent is unable to apply any money in accordance with Section 1301 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 1301 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 1301; PROVIDED, HOWEVER, that, if the Company makes any payment of principal of (or premium, if any) or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

                                * * * * *

        This Indenture may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Indenture.

        IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                        BALLY'S HEALTH & TENNIS
                                          CORPORATION

                                        By:/s/Lee S. Hillman
                                           -------------------
                                           Title: Senior Vice President

Attest:  /s/Barbara J. Snider
         --------------------
         Title:Secretary

                                        AMALGAMATED BANK OF
                                          CHICAGO, TRUSTEE

                                        By:/s/Lawrence M. Hackett
                                           ----------------------
                                           Title:Vice President

Attest:  /s/James T. Landenberger
         ------------------------
         Title:Vice President

STATE OF New York)
               )  ss.:
COUNTY OF New York)

        On the 25th day of January 1993, before me personally came Lee S. Hillman, to me known, who, being by me duly sworn, did depose and say that he resides at 2554 Wellington Court, Evanston, Illinois 60201; that he is Senior Vice President of BALLY'S HEALTH & TENNIS CORPORATION, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of such corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed pursuant to authority of the Board of Directors of such corporation; and that he signed his name thereto pursuant to like authority.

                                              (NOTARIAL
                                                   SEAL)

                               /s/Philip J. Power
                               ----------------------------

STATE OF New York)
               )  ss.:
COUNTY OF New York)

        On the 25th day of January 1993, before me personally came Lawrence M. Hackett, to me known, who, being by me duly sworn, did depose and say that he resides at 14700 Westwood Drive, Orland Park, Illinois 60462; that he is Vice President of AMALGAMATED BANK OF CHICAGO, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of such corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed pursuant to authority of the Board of Directors of such corporation; and that he signed his name thereto pursuant to like authority.

                                              (NOTARIAL
                                                   SEAL)

                               /s/Philip J.Power
                               ----------------------------